UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Filed by a Party other than the Registrant  ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CARPARTS.COM, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2050 W. 190th Street, Suite 400, Torrance, California 90504

Notice of Annual Meeting of Stockholders

DATE & TIME	PLACE	RECORD DATE
June 13, 2025	CarParts.com, Inc., a Delaware Corporation	April 23, 2025
9:00 a.m. Pacific Time	2050 W. 190th Street, Suite 400, Torrance, California 90504	You can vote if you were a shareholder of record on April 23, 2025

To the Stockholders of CarParts.com, Inc.:
NOTICE IS HEREBY GIVEN that the 2025 Annual Meeting of Stockholders (together with any postponements, adjournments or other delays thereof, the “Annual Meeting”) of CarParts.com, Inc., a Delaware corporation (the “Company”), will be held on June 13, 2025 at 9:00 a.m. Pacific Time at the offices of the Company located at 2050 W. 190th Street, Suite 400, Torrance, California 90504, to consider and vote on the following proposals:

1.	election of the following Class I directors to hold office for a term of three years and until their respective successors are elected and qualified: Jay K. Greyson, Jim Barnes and Ana Dutra;
2.	ratification of the appointment of RSM US LLP, an independent registered public accounting firm, as independent auditors of the Company for fiscal year 2025; and
3.	approval of an advisory (non-binding) resolution regarding the compensation of our named executive officers, or the Say-on-Pay Proposal.

At the Annual Meeting, we will also transact such other business, if any, as may properly come before the Annual Meeting.
Only stockholders of record at the close of business on April 23, 2025 are entitled to notice of and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at our principal executive offices and at the Annual Meeting.
All stockholders are cordially invited to attend the meeting in person. If you wish to attend the meeting in person, you will need to RSVP and print your admission ticket at www.proxyvote.com. An admission ticket together with photo identification must be presented in order to be admitted to the meeting. If you hold your shares in street name and wish to vote by ballot at the Annual Meeting, you will also need to obtain and present a legal proxy entitling you to vote at the Annual Meeting from the broker, bank or other nominee that holds your shares. Please refer to page 4 of the accompanying proxy statement for further details.
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on June 13, 2025: This proxy statement and our annual report on Form 10-K for the year ended December 28, 2024 are available at http://carparts.com/investor.
By Order of the Board of Directors

David Meniane Chief Executive Officer	April 30, 2025

CarParts.com, Inc.
2050 W. 190th Street, Suite 400
Torrance, California 90504

YOUR VOTE IS VERY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. ALL STOCKHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON BY REGISTERING AT PROXYVOTE.COM. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE ENCOURAGE YOU TO READ THIS PROXY STATEMENT AND SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION FORM AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SUBMITTED YOUR PROXY OR VOTING INSTRUCTIONS.

CARPARTS.COM, INC.
2050 W. 190th Street, Suite 400,
Torrance, California 90504
Proxy Statement
These proxy materials and the enclosed proxy card or voting instruction form are being furnished to holders of the common stock, par value $0.001 per share, of CarParts.com, Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board of Directors” or the “Board”) to be voted at the 2025 Annual Meeting of Stockholders of the Company to be held on June 13, 2025 (together with any postponements, adjournments or other delays thereof, the “Annual Meeting”). The Annual Meeting will be held at 9:00 a.m. Pacific Time at the offices of the Company located at 2050 W. 190th Street, Suite 400, Torrance, California 90504. These proxy materials are expected to be mailed on or about April 30, 2025, to all stockholders entitled to vote at the Annual Meeting.
Purpose of Meeting
The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”) and are described in more detail in this proxy statement.
Meeting Admission
To attend the Annual Meeting, you will need to bring an admission ticket and photo identification. You will need to print an admission ticket in advance by visiting www.proxyvote.com and following the instructions there. You will need the 16-digit control number to access www.proxyvote.com. You can find your control number on:
•	Your proxy card available at www.proxyvote.com or included with this proxy statement; or
•	Your voting instruction form if you hold your shares in street name through a broker, bank or other nominee.
If you wish to vote by ballot at the Annual Meeting and you hold your shares in street name, you will also need to obtain a legal proxy from the broker, bank or other nominee that holds your shares giving you the right to vote your shares at the Annual Meeting. You must present this legal proxy, as well as an admission ticket and valid photo identification at the entrance to the meeting.
For questions about admission to the Annual Meeting, please contact our Corporate Secretary at (424) 205-5512.
Voting; Quorum
The record date for determining those stockholders who are entitled to notice of, and to vote at, the Annual Meeting has been fixed as April 23, 2025. Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting. Each share of our common stock outstanding on the record date entitles its holder to one vote on all matters presented for a stockholder vote at the Annual Meeting.
As of the record date, 58,489,703 shares of our common stock were outstanding.
The presence at the Annual Meeting, of holders of record of a majority of the voting power of our common stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Shares represented by proxies that reflect abstentions or “broker non-votes” will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. If a quorum is not present, the chairperson of the Annual Meeting or holders of a majority of the voting power of the stockholders present in person or by proxy may adjourn the Annual Meeting.
In the election of directors under Proposal One, the three nominees receiving the highest number of “For” votes will be elected as Class I directors. “Withhold” votes will not be counted as votes cast, and, therefore, will have no effect on the election of directors. With regard to Proposals Two, Three, and Four, to be approved, the Company must receive the affirmative vote of a majority of the
CarParts.com, Inc.  4  2025 Proxy Statement

voting power of the stockholders present in person or by proxy and entitled to vote at the Annual Meeting and on the proposal. If you “Abstain” from voting, it will have the same effect as an “Against” vote.
Most of our stockholders hold their shares as beneficial owners through a broker, bank or other nominee rather than directly in their own name. This is often referred to as holding shares in “street name.” If you hold your shares in street name and you do not give instructions to your broker, bank or other nominee, your shares may constitute broker non-votes.
Under applicable stock exchange rules, a broker, bank or other nominee is entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker, bank or other nominee is not entitled to vote shares held for a beneficial owner on “non-routine” matters. Proposals One and Three are each considered non-routine matters. Proposal Two is considered a routine matter. Broker non-votes will have no effect on the outcome of any of the proposals being considered at the Annual Meeting. We encourage you to vote your shares in connection with the Annual Meeting.
All votes will be tabulated by the inspector of election appointed for the Annual Meeting.
Revoking Proxies; Changing Voting Instructions
If you have shares for which you are the stockholder of record, you may vote those shares by proxy. You may vote by mail, internet or telephone pursuant to instructions provided on the proxy card. Additionally, shares held in your name as the stockholder of record may be voted by you by ballot at the Annual Meeting.
If you are the beneficial owner of shares held in street name, you may vote by following the voting instruction form provided to you by your broker or other nominee. If your shares are held in street name, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank or nominee that holds the shares giving you the right to vote the shares at the Annual Meeting.
If you are a stockholder of record, you may revoke a proxy at any time before it is voted at the Annual Meeting by: (a) delivering a proxy revocation or another duly executed proxy bearing a later date to our Corporate Secretary at 2050 W. 190th Street, Suite 400, Torrance, California 90504; (b) voting again by telephone or over the internet at a later time (only your latest dated proxy will be counted); or (c) attending the Annual Meeting and voting by ballot. Attendance at the Annual Meeting will not revoke a proxy unless you actually vote by ballot at the meeting. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker or other nominee in accordance with the instructions they provided, or, if you have obtained a legal proxy from your broker or other nominee giving you the right to vote your shares, by attending the Annual Meeting and voting by ballot.
The enclosed proxy also grants the named proxy holders discretionary authority to vote on any other business that may properly come before the Annual Meeting. We have not been notified by any stockholder of his or her intent to present any other business at the Annual Meeting.
Solicitation
We will bear the entire cost of proxy solicitation, including the costs of preparing, assembling, printing and mailing this proxy statement, the Notice, the proxy card and any additional solicitation material furnished to the stockholders. Copies of the solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, although there is no formal agreement to do so, we may reimburse such persons for their reasonable expenses in forwarding the solicitation materials to the beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by personal contact, telephone, facsimile, email or any other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services. In the discretion of management, we reserve the right to retain a proxy solicitation firm to assist in the solicitation of proxies.
CarParts.com, Inc.  5  2025 Proxy Statement

Note with Respect to Forward-Looking Statements
We have made certain forward-looking statements in this proxy statement that relate to expectations concerning matters that are not historical or current facts. These statements are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the Securities Act of 1933 as amended (the “Securities Act”). In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” and similar expressions intended to identify forward-looking statements. We cannot assure you that such expectations will prove to be correct. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from such expectations, and you should not place undue reliance on these forward-looking statements. All forward-looking statements attributable to us are expressly qualified in their entirety by such language. Important factors that may cause such a difference include, but are not limited to, uncertainties regarding our business, and the economy generally, competitive pressures, our dependence on search engines to attract customers, demand for the Company’s products, the online market and channel mix for aftermarket auto parts, increases in transportation, labor and commodity and component pricing that would increase the Company’s costs, the operating restrictions in our credit agreement, the weather, the impact of customs issues or delays, supply chain disruptions and any other factors discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Risk Factors contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at www.carparts.com and the SEC’s website at www.sec.gov. The forward-looking statements contained herein speak only as of the date of this proxy statement. Except as required by law, we do not undertake any obligation to update any forward-looking statements contained herein, whether as a result of new information, future events or otherwise.
CarParts.com, Inc.  6  2025 Proxy Statement

Matters to be Considered at the Annual Meeting
PROPOSAL ONE:
Election of Directors
Our Second Amended and Restated Certificate of Incorporation provides for a classified board of directors consisting of three classes of directors, each serving staggered three-year terms and each as nearly equal in number as possible as determined by our Board of Directors. As a result, a portion of our Board of Directors will be elected at each annual meeting of stockholders. Messrs. Meniane and Phelps and Dr. Costa are Class III directors whose terms expire at the 2027 Annual Meeting of Stockholders. Ms. Liu and Mr. Maier are Class II directors whose terms expire at the 2026 Annual Meeting of Stockholders. Messrs. Greyson and Barnes and Ms. Dutra are Class I directors whose terms expire at the Annual Meeting.
The class whose term of office expires at the Annual Meeting currently consists of three directors. On the recommendation of the Nominating and Corporate Governance Committee, our Board of Directors selected and approved Messrs. Greyson and Barnes and Ms. Dutra as nominees for election as Class I directors at the Annual Meeting to serve for a term of three years, expiring at the 2028 Annual Meeting of Stockholders, and until their respective successors are elected and qualified or until their earlier resignation or removal. Each nominee for election is currently a member of our Board of Directors and has consented to be named as a nominee in this proxy statement and agreed to serve as a director if elected. Management has no reason to believe that any of the nominees will be unavailable to serve. In the event any of the nominees named herein is unable to serve or for good cause will not serve at the time of the Annual Meeting, the persons named on the proxy card will exercise discretionary authority to vote for a substitute nominee or the Board may determine to reduce the size of the Board. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR ALL the nominees named below.
Vote Required
The election of directors requires a plurality vote of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Broker non-votes and abstentions will have no effect on this proposal.
Recommendation of Our Board of Directors

Our Board of Directors recommends a vote “FOR ALL” of the Class I Director nominees listed below.

Information about our Directors and Nominees
We believe that our Board as a whole should encompass a range of talent, skill, diversity and expertise enabling it to provide sound guidance with respect to our operations and interests. In addition to considering a candidate’s background and accomplishments, the Nominating and Corporate Governance Committee reviews candidates in the context of the current composition of the Board and the evolving needs of our business. In accordance with the listing standards of The Nasdaq Stock Market (the “Nasdaq Rules”) we have charged our Nominating and Corporate Governance Committee with ensuring that at least a majority of the directors qualify as “independent” under the Nasdaq Rules. See “Corporate Governance - Board Committees and Meetings - Nominating and Corporate Governance Committee” for a discussion of the factors that are considered in selecting our director nominees.
CarParts.com, Inc.  7  2025 Proxy Statement

Our Board is currently comprised of eight directors. The table and narrative below sets forth information regarding each of our directors and our director nominees, including his or her age as of the date of the Annual Meeting, the year they first became directors, business experience during at least the past five years, public company boards they currently serve on or have recently served, and certain other biographical information and attributes that the Nominating and Corporate Governance Committee determined qualify them to serve as directors. The Nominating and Corporate Governance Committee believes that the director nominees and the other current directors have the following other key attributes that are important to an effective board of directors: integrity and demonstrated high ethical standards; sound judgment; analytical skills; the ability to engage management and each other in a constructive and collaborative fashion; diversity of origin, background, experience and thought; and the commitment to devote significant time and energy to serve on the Board and its committees.

					Committee
Name	Age	Director Since	Current Position(s)	Independent	Audit	Compensation	Nominating and Corporate Governance
Warren “Barry” Phelps III	78	2007	Chairman of the Board	•	•	Chair
Jim Barnes	58	2019	Director	•		•
Dr. Lisa Costa	61	2020	Director	•	•
Jay K. Greyson	65	2014	Director	•	Chair	•
Nanxi Liu	34	2020	Director	•			Chair
Henry Maier	71	2021	Director	•			•
Ana Dutra	60	2022	Director	•			•
David Meniane	42	2022	Chief Executive Officer and Director

Class I Director Nominees

Jay K. Greyson Partner, Managing Director, and Principal of Supply Chain Equity Partners Age: 65 Director Since: 2014
JAY K. GREYSON has been a director since June 2014. He is a Partner, Managing Director, and Principal of Supply Chain Equity Partners, a committed capital private equity fund dedicated exclusively to the distribution and supply chain industry which he co-founded in 2006. Jay serves as the Non-Executive Chairman of Supply Chain Equity's portfolio companies and leads the development of strategic & tactical planning and execution initiatives. Before co-founding Supply Chain Equity Partners, Jay was a Founding Partner and the Chief Compliance Officer of Vetus Partners, an investment bank specializing in domestic and cross-border mergers, acquisitions and corporate divestitures of middle market businesses, and established and led practice groups at Brown Gibbons Lang & Company, a regional investment banking firm. Over his career, Jay has held various operating company roles, including General Manager, National Sales Manager, Product Manager, and Marketing Manager, as well as having served on a number of boards. Jay holds a B.S.E.E. degree from the University of Virginia, an M.B.A. from the University of Chicago, is recognized by the National Association of Corporate Directors (NACD) as NACD Directorship Certified, and has completed his CERT Certification in Cybersecurity Oversight.

We believe that Mr. Greyson is qualified to serve as a director due to his leadership experience in private equity and investment banking, combined with his financial background and management experience in manufacturing, distribution and supply chain.
COMMITTEES:
Audit (Chair)
Compensation

CarParts.com, Inc.  8  2025 Proxy Statement

Jim Barnes CEO of enVista, LLC, a supply chain and unified commerce consulting firm Age: 58 Director Since: 2019
JIM BARNES has been a director since October 2019. From 2002 to 2022 and from 2024, Mr. Barnes has served as the CEO of enVista, LLC, a supply chain and unified commerce consulting firm, which he co-founded. Prior to founding enVista, he was the Executive Vice President and co-founder of Q4 Logistics. Mr. Barnes has over 30 years, designing, implementing and managing supply chain solutions for Fortune 500 companies, and consults for a number of automotive parts manufacturers, distributors and retailers. Mr. Barnes holds a B.S. degree in Mechanical Engineering Technology from Purdue University and an M.B.A. from California State Polytechnic University-Pomona.

We believe Mr. Barnes’ extensive subject matter expertise with respect to supply planning, supply chain execution and commerce platforms qualify him to serve as a director.
COMMITTEES:
Compensation

Ana Dutra Board of the Latino Corporate Directors Association and chairs its Educational Foundation Board Age: 60 Director Since: 2022
ANA DUTRA has been a director since January 2022. She serves on the board of directors of the Latino Corporate Directors Association and chairs its Educational Foundation Board, and on the board of directors of Pembina Pipeline (NYSE: PBA). Previously, she served as a member of the boards of directors of First Internet Bancorp (Nasdaq: INBK), CME Group Inc. (Nasdaq:CME), Amyris (Nasdaq: AMRS), Eletrobras (NYSE: EBR) and Harvest Inc. (NCSX:HARV). Before that, she was the CEO of The Executives’ Club of Chicago from 2014 until 2018 and of Korn/Ferry Consulting from 2007 until 2013. Ana holds an M.B.A. from Kellogg at Northwestern University, a Masters in Economics from Pontificia Universidade Catolica do Rio de Janeiro, and a Juris Doctor from Universidade Federal do Rio de Janeiro. She is a faculty member of NACD and holds a NACD Directorship Certification, a CERT Certification in Cybersecurity Oversight by Carnegie Mellon University and Diligent ESG and Climate Leadership Certification.

We believe Ms. Dutra’s extensive experience assisting boards of directors, CEOs and management teams to identify and execute growth strategies through innovation, acquisitions, and new technologies and to pursue their corporate governance objectives qualify her to serve as a director.
COMMITTEES:
Nominating and Corporate Governance

CarParts.com, Inc.  9  2025 Proxy Statement

Directors Whose Terms Continue
Class II Directors - Terms Expiring at the 2026 Annual Meeting of Stockholders

Nanxi Liu Co-CEO and Co-Founder of Blaze Technology, Inc., CFO and Co-Founder of Nanoly Bioscience, Inc., Age: 34 Director Since: 2020
NANXI LIU has been a director since July 2020. She serves as the Co-CEO and Co-Founder of Blaze Technology, Inc., an AI-powered no-code software platform. Nanxi also serves as Commissioner for the Los Angeles Fire and Police Pension Fund and is a Partner at XFactor Ventures, where she invests in women-founded startups. She previously served on the boards of directors of Carlotz (Nasdaq:LOTZ) prior to its acquisition by Shift Technologies in 2022, and Kindred Biosciences (Nasdaq: KIN), prior to its acquisition by Elanco (NYSE: ELAN) in 2021. She also served on the board of directors for California Department of Motor Vehicles’ New Motor Vehicle Board. Ms. Liu holds a Bachelor of Science degree in Business Administration and a Bachelor of Arts degree in Political Economy from the University of California, Berkeley.

We believe that Ms. Liu’s extensive experience in running and advising technology companies qualify her to serve as a director.
COMMITTEES:
Nominating and Corporate Governance (Chair)

Henry J. Maier President and Chief Executive Officer of FedEx Ground, a subsidiary of FedEx Corp. Age: 71 Director Since: 2021
HENRY J. MAIER has been a director since April 2021. From 2013 until his retirement on July 31, 2021, Henry was President and Chief Executive Officer of FedEx Ground, a subsidiary of FedEx Corp. Prior to serving as President and Chief Executive Officer, Mr. Maier was an executive vice president of FedEx Ground and responsible for all the company's strategic planning, contractor relations and corporate communications programs. Mr. Maier has over 40 years of experience in the transportation industry, including more than 35 years at FedEx companies. He currently serves as a director on the boards and various committees of CH Robinson, Inc. (Nasdaq: CHRW) and Kansas City Southern (NYSE: KSU), a transportation holding company. Mr. Maier previously served on the Strategic Management Committee of FedEx Corp. (NYSE: FDX), which set the strategic direction for the FedEx enterprise, and as a director of CalAmp Corp. (Nasdaq: CAMP) until June 2024. Mr. Maier holds a Bachelor of Arts degree in Economics from the University of Michigan.

We believe Mr. Maier is qualified to serve on the Board due to his extensive executive leadership skills and experience within the logistics and transportation industry, which will strengthen the Board’s ability to oversee the execution of our Company’s strategy.

COMMITTEES:
Nominating and Corporate Governance

CarParts.com, Inc.  10  2025 Proxy Statement

Class III Directors - Terms Expiring at the 2027 Annual Meeting of Stockholders

David Meniane Chief Executive Officer and director Age: 42 Director Since: 2022
DAVID MENIANE has served as our Chief Executive Officer and director since April 2022, and served as our Chief Operating and Financial Officer from March 2019 until April 2022. He previously served as Executive Vice President of L.A. Libations, a start-up accelerator for packaged consumer goods companies in North America, from August 2016 to March 2019, and as Chief Executive Officer of Victoria’s Kitchen, a specialty beverage company, from October 2011 through its acquisition by Hispanica International, Inc. in October 2017. Prior to that, he served as Chief Financial Officer of Aflalo & Harkham Investments, a commercial real estate investment partnership. Mr. Meniane holds a bachelor’s degree in accounting and a master’s degree in taxation from the University of Southern California and is a certified C.P.A.

We believe Mr. Meniane’s valuable business and leadership experience, combined with his intimate knowledge of our financial and operational status gained through his various roles at the Company, qualify Mr. Meniane to serve as a director.

Warren “Barry” Phelps III Executive Chairman of Empower RF Systems Age: 78 Director Since: 2007
WARREN “BARRY” PHELPS III has been a director since September 2007 and Chairman of the Board since August 2017. Since January 2013, he has served as Executive Chairman of Empower RF Systems, a developer and manufacturer of high power RF amplifiers for the defense and commercial markets. Mr. Phelps joined the Board of Empower in February 2007, and served as its Chairman and CEO from October 2009 to January 2013. Since May of 2017, Mr. Phelps has also served on the board of Luna Innovations, a developer and manufacturer of high-speed optical test products for the commercial and defense markets. At Luna, Mr. Phelps has served as Chair of the Audit Committee, a member of the Compensation Committee and has been Chair of the Board since July 2024. From 2000 until his retirement in September 2006, Mr. Phelps served in several executive positions for Spirent Communications plc, a leading communications technology company, most recently as President of the Performance Analysis-Broadband Division. From 1996 to 2000, Mr. Phelps was at Netcom Systems, a provider of network test and measurement equipment, most recently as President and Chief Executive Officer. Prior to that, Mr. Phelps held executive positions, including Chairman and Chief Executive Officer at MICOM Communications, and various financial management roles at Burroughs/Unisys Corporation. He also served on the board of trustees of St. Lawrence University. Mr. Phelps holds a B.S. degree in mathematics from St. Lawrence University in Canton, New York and an M.B.A. from The University of Rochester in Rochester, New York.

We believe that Mr. Phelps is qualified to serve as a director due to his financial background as well as his executive management experience across numerous technology companies.
COMMITTEES:
Audit
Compensation (Chair)

CarParts.com, Inc.  11  2025 Proxy Statement

Dr. Lisa Costa Chief Technology and Innovation Officer of the US Space Force Age: 61 Director Since: 2020
DR. LISA COSTA has been a director since November 2020. She is currently a Venture Partner at Squadra Ventures and serves on advisory boards for companies operating at the intersection of artificial intelligence (AI), data, and space technologies. She is Co-Founder and CEO of Allegheny Group, a defense-focused consulting firm advising on national security, innovation, and government engagement strategies. From 2018 to 2024, Dr. Costa served as a member of the U.S. Government Senior Executive Service. Most recently, she held the position of Chief Technology and Innovation Officer (CTIO) for the U.S. Space Force, where she led enterprise initiatives in AI, data, cyber, energy, advanced networking, Modeling & Simulation, and Futures. Prior to that, she served as the Chief Information Officer (CIO) for U.S. Special Operations Command (USSOCOM), where she was responsible for a $1.3 billion annual IT and cyber portfolio, encompassing secure cloud infrastructure, mobility, satellite and terrestrial communications, and DevSecOps environments supporting AI-enabled operations at the edge. Dr. Costa has advised U.S. Presidential Transition Teams on national security and innovation policy and advised Fortune 500 companies—including Target, Hilton, Starbucks, Cheniere, and FedEx—on enterprise risk and cybersecurity strategies. She holds numerous awards for her scientific, technical, and leadership contributions to our nation. She volunteers as a governance instructor with the National Association of Corporate Directors (NACD). Dr. Costa holds Bachelor of Science degrees in Computer Science and Mathematics from Rollins College, an MBA from Tampa College, and a PhD in Computer Science from Union Institute.

We believe that Dr. Costa is qualified to serve as a director due to her cybersecurity, network operations, and data analytics expertise and her deep understanding of business, technology, and eCommerce, as well as her experience in advising Fortune 500 companies.
COMMITTEES:
Audit

Family Relationships
There are no family relationships among any of our directors, executive officers and director nominees.
CarParts.com, Inc.  12  2025 Proxy Statement

Corporate Governance
Code of Ethics and Business Conduct
Our Board of Directors has adopted a Code of Ethics and Business Conduct which applies to all directors, officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions) and employees. The full text of our Code of Ethics and Business Conduct can be directly accessed at https://www.carparts.com/investor/corporate-governance. We intend to disclose future amendments to certain provisions of the Code of Ethics and Business Conduct and any waivers of provisions of the Code of Ethics and Business Conduct required to be disclosed under the rules of the SEC or the Nasdaq Rules, at the same location on our website. The information contained in, or that can be accessed through, our website does not constitute a part of this proxy statement.
Corporate Governance Guidelines
Our Board of Directors has adopted corporate governance guidelines, which provide the framework for our corporate governance along with our Second Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws (the “Bylaws”), committee charters and other key governance practices and policies. Our corporate governance guidelines cover a wide range of subjects, including the conduct of board meetings, independence and selection of directors, and director ownership guidelines. The corporate governance guidelines can be accessed on our website at https://www.carparts.com/investor/corporate-governance.
Director Independence
The Board reviewed the independence of each of our directors on the basis of the standards adopted by the Nasdaq Stock Market (“Nasdaq”). During this review, the Board considered transactions and relationships between the Company, on the one hand, and each director, members of his or her immediate family, and other entities with which he or she is affiliated, on the other hand. The purpose of this review was to determine which of such transactions or relationships were inconsistent with a determination that the director is independent under the Nasdaq Rules. After the review, the Board of Directors determined that each of our directors with the exception of Mr. Meniane satisfies the requirements for “independence” under the listing standards of the Nasdaq Rules. In making its determination regarding the independence of Mr. Maier, the Board considered the fact that Mr. Maier previously served as president and CEO of FedEx Ground and payments made by the Company in the ordinary course to FedEx Ground for shipping and carrier services at market rates and terms which payments represented less than 1% of the total revenue of each of FedEx Ground and its parent FedEx Corporation. Mr. Maier retired from his position at FedEx Ground effective July 31, 2021.
Board Leadership Structure
The Board has maintained a separation between the seats of Chairman and Chief Executive Officer since the Company went public in 2007 in recognition of the different demands and responsibilities of the roles and to emphasize the independence of the role of Chairman. The separate roles allow us to have a Chairman focused on the leadership of the Board, providing our Chief Executive Officer with the ability to focus more of his time and energy on managing our operations. The Board also meets regularly in executive session without the presence of management.
Board Oversight of Risk
The Board is responsible for overseeing our risk management but its duties in this regard are aided by the Audit Committee, which is responsible for discussing with management and our independent auditors policies with respect to risk assessment and risk management, including the process by which we undertake major financial and accounting risk assessment and management. The Audit Committee also oversees our corporate compliance programs, as well as the internal audit function. In addition to the Audit Committee’s work in overseeing risk management, our full Board periodically engages in discussions of the most significant risks that the Company is facing and how these risks are being managed, and the Board receives reports on risk management from senior officers of the Company and from the Compensation Committee, and the Nominating and Corporate Governance Committee. The Audit Committee meets privately with our management team in order to assess the overall control environment and “tone at the top” and to provide the Audit Committee with direct feedback as to any control or oversight issues. Other committees, including the Compensation Committee and the Nominating and Corporate Governance Committee, review risks relevant to their
CarParts.com, Inc.  13  2025 Proxy Statement

particular areas of responsibility. These matters are reviewed at Board meetings as well and, if deemed necessary and appropriate, in executive session with only the independent directors present. Our management team has the primary responsibility for identifying and managing the known, material risks which could affect our operating and financial performance. Periodically, the management team reviews with the full Board the key risks facing the Company, the Compensation Committee, and the Nominating and Corporate Governance and the plans the Company has put in place to mitigate those risks. Our management team also reviews subsets of risk on a more frequent basis with the Board.
Our Board believes that the process it has established to administer the Board’s risk oversight function would be effective under a variety of leadership frameworks and, therefore, does not have a material effect on our choice of the Board’s leadership structure described above under “Board Leadership Structure.”
Board Committees and Meetings
Our Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Each committee has a written charter that is reviewed annually and revised as appropriate. A copy of each committee’s charter is available on the Investor Relations section of our website at www.carparts.com.
During fiscal 2024, the Board of Directors and the various committees of the Board held the following number of meetings: Board of Directors – 12; Audit Committee - 7; Compensation Committee - 8; and Nominating and Corporate Governance Committee - 5. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees on which they served during the period in which they served in 2024. We do not have a formal policy regarding attendance by members of our Board of Directors at annual meetings of stockholders; however, directors are encouraged to attend all such meetings. All of our then-serving directors attended our 2024 Annual Meeting of Stockholders in person or via video conference.
Audit Committee. Our Audit Committee consists of Messrs. Greyson and Phelps and Dr. Costa. Mr. Greyson is the Chairman of the Audit Committee. Our Board of Directors has determined that each member of the Audit Committee is independent under the Nasdaq Rules and Rule 10A-3 under the Exchange Act. In addition, our Board of Directors has determined that each of Messrs. Greyson and Phelps qualifies as an “audit committee financial expert” as that term is defined in the rules and regulations established by the SEC. The primary functions of this committee include the following:
•	meeting with our management periodically to consider the adequacy of our internal controls and the objectivity of our financial reporting;
•	meeting with our independent auditors and with internal financial personnel regarding these matters;
•	pre-approving audit and non-audit services to be rendered by our independent auditors;
•	appointing from time to time, engaging, determining the compensation of, evaluating, providing oversight of the work of and, when appropriate, replacing our independent auditors;
•
reviewing our financial statements and periodic reports and discussing the statements and reports with our management and independent auditors, including any significant adjustments, management judgments and estimates, new accounting policies and disagreements with management;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls and auditing matters;
•	reviewing our financing plans and reporting recommendations to our full Board of Directors for approval and to authorize action; and
•	administering and discussing with management and our independent auditors our Code of Ethics and Business Conduct.
•
Our internal financial personnel regularly meet privately with the Audit Committee and have unrestricted access to this committee. Our independent auditors report directly to the Audit Committee and they also have unrestricted access to this committee.

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Compensation Committee. Our Compensation Committee consists of Messrs. Phelps, Barnes and Greyson. Mr. Phelps is the Chairman of our Compensation Committee. Our Board of Directors has determined that each member of the Compensation Committee is independent under the Nasdaq Rules. The primary functions of this committee include the following:
•
determining the compensation and other terms of employment of our executive officers and senior management, and reviewing and approving corporate performance goals and objectives relevant to such compensation;

•	recommending to our Board of Directors the type and amount of compensation to be paid or awarded to members of our Board of Directors;
•
evaluating and recommending to our Board of Directors the equity incentive plans, compensation plans and similar programs advisable for us, as well as modification or termination of existing plans and programs;

•	administering the issuance of stock options and other equity incentive arrangements under our equity incentive plans; and
•
reviewing and approving the terms of employment agreements, severance arrangements, change-in-control protections and any other compensatory arrangements for our executive officers and senior management.

A more detailed description of the role of the Compensation Committee, including the role of executive officers and consultants in compensation decisions, can be found under “Compensation Philosophy and Objectives” below.
Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee consists of Mses. Liu and Dutra, and Mr. Maier. Ms. Liu is the Chair of our Nominating and Corporate Governance Committee. Our Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent under the Nasdaq Rules. The primary functions of this committee include the following:
•	identifying qualified candidates to become members of our Board of Directors;
•	selecting nominees for election of directors at the next annual meeting of stockholders (or special meeting of stockholders at which directors are to be elected);
•	selecting candidates to fill vacancies of our Board of Directors; and
•	overseeing the evaluation of our Board of Directors.
The Nominating and Corporate Governance Committee generally seeks directors with strong reputations and experience in areas relevant to the operations and strategies of the Company’s business. In connection with their recommendations regarding the size and composition of the Board, the Nominating and Corporate Governance Committee reviews the appropriate qualities and skills required of directors in the context of the then current make-up of the Board and the needs of the Company. The Nominating and Corporate Governance Committee generally identifies candidates for election to the Board of Directors; reviews their skills, characteristics and experiences; and recommends director nominees to the Board for approval. While we do not have a formal policy with regard to the consideration of diversity in identifying director nominees, the Company is taking active steps to comply with applicable legislation relating to Board diversity requirements. The Nominating and Corporate Governance Committee strives to nominate directors with a variety of complementary skills and backgrounds so that, as a group, the Board will possess the appropriate talent, skills, insight and expertise to oversee our business. The Nominating and Corporate Governance Committee assesses each candidate’s independence, personal and professional integrity, financial literacy or other professional or business experience relevant to an understanding of our business; his or her ability to think and act independently and with sound judgment; and his or her ability and commitment to serve our and our stockholders’ long-term interests. All factors considered by the Nominating and Corporate Governance Committee are reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time. As a result, the priorities and emphasis of the Nominating and Corporate Governance Committee and of the Board may change from time to time to take into account changes in our business, our future opportunities and strategic plans, and other trends, as well as the portfolio of skills and experience of current and prospective directors.
The Nominating and Corporate Governance Committee generally leads the search for and selects, or recommends that the Board select, candidates for election to the Board. Consideration of new director candidates typically involves a series of committee
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discussions, a review of information concerning candidates and interviews with selected candidates. The Nominating and Corporate Governance Committee may in the future engage the services of a third-party search firm to identify director candidates. The Nominating and Corporate Governance Committee has the discretion to decide which individuals to recommend for nomination as directors.
The Nominating and Corporate Governance Committee will consider candidates for director recommended by our stockholders who meet the eligibility requirements for submitting stockholder proposals pursuant to Rule 14a-8 for inclusion in our next proxy statement. The Nominating and Corporate Governance Committee will evaluate such recommendations applying its regular nominee criteria. Eligible stockholders wishing to recommend a director nominee must submit such recommendation in writing to the Chair, Nominating and Corporate Governance Committee, care of the Corporate Secretary, at the Company’s address set forth on the first page of this proxy statement by the deadline for submitting stockholder proposals pursuant to Rule 14a-8 or our Bylaws for inclusion in our next proxy statement set forth under “Additional Information” below. Nominations in accordance with our Bylaws must specify the following information: (a) the name and address of the candidate, (b) the name, address and phone number of the stockholder making the recommendation and of the director candidate, (c) the director candidate’s qualifications for membership on the Board, (d) a resume of the candidate’s business experience and educational background as well as all of the information that would be required in a proxy statement soliciting proxies for the election of the candidate as a director if nominated by the Board, (e) a description of all direct or indirect arrangements or understandings between the recommending stockholder and the candidate and any other person or persons (naming such person or persons) pursuant to whose request the recommendation is being made by the stockholder, (f) all other companies to which the candidate is being recommended as a candidate for director, and (g) a signed consent of the candidate to cooperate with reasonable background checks and personal interviews, and to serve as a director, if nominated and elected. In connection with its evaluation, the Nominating and Corporate Governance Committee may request additional information from the candidate or the recommending stockholder, and may request an interview with the candidate.
Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee is or has been an officer or employee of our Company or has had any relationship requiring disclosure under Item 404 of Regulation S-K during the last fiscal year. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our Board of Directors or Compensation Committee.
Voting Agreements with Stockholders
None.
Stockholder Communications to the Board
Our Board of Directors has implemented a process by which stockholders may send written communications directly to the attention of the Board, any committee of the Board or any individual Board member, care of our Corporate Secretary at 2050 W. 190th Street, Suite 400, Torrance, California 90504. The name of any specific intended Board recipient should be noted in the communication. Our Corporate Secretary will be primarily responsible for collecting, organizing and monitoring communications from stockholders and, where appropriate depending on the facts and circumstances outlined in the communication, providing copies of such communications to the intended recipients. Communications will be forwarded to directors if they relate to appropriate and substantive corporate or Board matters. Communications that are of a commercial or frivolous nature, or otherwise inappropriate for the Board’s consideration will not be forwarded to the Board.
Policy on Stock Hedging
All directors and executive officers are prohibited from engaging in short-term or speculative transactions involving our securities, such as publicly traded options, short sales, puts and calls, and hedging transactions.
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Environmental, Social, Governance (“ESG”) Oversight
We are committed to conducting business in an environmentally sustainable and socially responsible manner and managing the risks and opportunities that arise from ESG issues. We believe that operating in a socially responsible and sustainable manner will drive long-term value creation for our Company and its stockholders.
The Nominating and Corporate Governance Committee is responsible for overseeing the Company's ESG processes, policies, and performance and making recommendations to the full Board. The Nominating and Corporate Governance Committee will receive regular updates from management on progress and strategy to satisfy these oversight responsibilities. The Audit Committee oversees additional risk management functions, including cybersecurity risks.
In 2021, the Company launched a new initiative to enhance our ESG policies and disclosures informed by the Sustainability Accounting Standards Board (“SASB”) e-commerce industry disclosure guidelines. In 2022, our management reviewed and updated various ESG policies and processes located on the investor relations page of our website at https://www.carparts.com/ESG/. The enhanced policies included: Environmental, Data Privacy, Human Rights, Labor Rights, Whistleblower, and Political Involvement.
In 2022, the Company published its first Corporate Social Responsibility Report (“CSR Report”), located at https://www.carparts.com/ESG/. The CSR Report incorporates the Company’s SASB report, which aligned with the standards for the e-commerce industry includes quantitative data, discussion of data privacy and security, and analysis of the Company’s environmental considerations.
We aim to build upon ESG progress made thus far and continue to develop our long-term ESG roadmap.
DIVERSITY AND INCLUSION
We work to enable our employees to think creatively and authentically, share their ideas, bring their whole selves to work, and strive to make a difference every day. We are proud to have a diverse team, and we recognize that there is opportunity for us to continue improving representation, particularly among our senior leadership. We support and celebrate all diversity, and are committed to providing an equal employment opportunity regardless of race, color, ancestry, religion, sex, national origin, sexual orientation, age, marital status, disability, gender identity, or Veteran status. Below is a breakdown of how our team self-identifies as of December 28, 2024:

Category	All	Corporate	Management	Executives	Board
Black	22.2%	2.2%	12.9%	—	—
Hispanic/Latinx	17.1%	20.1%	12.9%	28.6%	12.5%
Asian	41.5%	41.8%	40%	28.6%	12.5%
White	16.3%	32.8%	31.2%	42.8%	75%
Female	39.2%	41%	34.7%	28.6%	37.5%

In addition, our Board of Directors believes that in order to fulfill its overall fiduciary responsibility to stockholders and the Company, it must maintain a strategic composition that includes the experience, qualifications, skills, and diversity needed for each member of the Board of Directors to complement the others. When searching for new directors, the Board of Directors considers diversity. During 2023, 2024 and as of April 30, 2025, three of our eight board members were female, and two of our eight members represented a minority group.
CarParts.com, Inc.  17  2025 Proxy Statement

Board Diversity
The Board believes that it should seek diversity in experience and viewpoints to be represented on the Board. In selecting a director nominee, the Nominating and Governance Committee focuses on a combination of skills, professional expertise, background, and diverse viewpoints that would complement the existing Board.
Board Diversity Matrix (as of April 30,2025)

Board Size:
Total Number of Directors	8
Gender:	Male	Female	Non-Binary	Undisclosed
Directors	5	3	0	0
Number of directors who identify in any of the categories below:
African American or Black	0	0	0	0
Alaskan Native or American Indian	0	0	0	0
Asian (other than South Asian)	0	1	0	0
South Asian	0	0	0	0
Hispanic or Latinx	0	1	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	5	1	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0
Directors with Disabilities	0

CarParts.com, Inc.  18  2025 Proxy Statement

PROPOSAL TWO:
Ratification of Appointment of Independent Registered Public Accounting Firm
RSM US LLP (“RSM”) has audited our consolidated financial statements since 2015. The Audit Committee has appointed RSM to continue in this capacity for the fiscal year ending January 3, 2026 (“fiscal 2025”). We are asking our stockholders to ratify the appointment by the Audit Committee of RSM as our independent registered public accounting firm to audit our consolidated financial statements for fiscal 2025 and to perform other appropriate services. Stockholder ratification of the appointment of RSM as our independent registered public accounting firm is not required by the Bylaws or otherwise. In the event that our shareholders fail to ratify the selection, it will be considered a recommendation to the Board of Directors and the Audit Committee to consider the selection of a different firm. Even if the appointment is ratified, the Audit Committee, in its sole discretion, may direct the appointment of a different independent accounting firm at any time if the committee feels that such a change would be in our best interests and in the best interests of our stockholders.
A representative of RSM is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.
Factors Considered in Proposal
The Audit Committee and the Board believe that the continued retention of RSM as the Company’s independent external auditor is in the best interests of the Company and our shareholders. In reaching this conclusion, the Audit Committee considered a number of factors, including:
•	The firm’s performance and that of the lead audit and other key engagement partners, including the quality of their audit work and accounting advice
•	The firm’s demonstrated understanding of our businesses, accounting policies and practices and internal control over financial reporting
•	The firm’s demonstrated commitment to maintaining its independence from management
•	The ongoing evaluation and monitoring of the appropriateness of the firm’s fees for audit and non-audit services
•	The most recent PCAOB inspection report on the firm’s audit practices and the firm’s quality control efforts
•	The results of the Audit Committee’s ongoing and annual evaluation of RSM’s performance
Vote Required
Approval of this Proposal Two requires the affirmative vote of a majority of the voting power of the stockholders present in person or by proxy and entitled to vote at the Annual Meeting and on the proposal. Abstentions will be counted as present and entitled to vote on the proposal and will therefore have the same effect as a vote against the proposal. Because this proposal is considered a “routine” matter under applicable stock exchange rules, we do not expect to receive any broker non-votes on this proposal.
Recommendation of Our Board of Directors

Our Board Of Directors recommends that the stockholders vote “FOR” the ratification of the appointment of RSM as our independent registered public accounting firm for fiscal 2025.

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Fees Paid to Independent Registered Public Accounting Firm
Principal Accountant Fees
The following table sets forth the fees billed to us for fiscal years 2024 and 2023 by RSM:

	Fiscal 2024	Fiscal 2023
Audit Fees	$898,800	$1,270,500
Audit Related Fees	$23,100	$42,000
Tax Fees	$12,600	$8,400
All Other Fees	—	—
Total	$934,500	$1,320,900

Audit Fees. Audit fees consisted of fees billed by RSM for professional services rendered in connection with the audit and quarterly reviews of our consolidated financial statements.
Audit Related Fees. Audit related fees for fiscal 2023 and 2024 consisted of fees billed by RSM for professional services rendered in connection with reviews of registration statements and other accounting consultations not qualifying under audit fees.
Tax Fees. Tax fees include fees for tax compliance, tax advice and tax planning services.
All Other Fees. All other fees relate to services not captured in the audit, audit-related, or tax categories.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services
All engagements for services by RSM are subject to prior approval by the Audit Committee pursuant to the pre-approval policy set forth in the charter of the Audit Committee; however, de minimis non-audit services may instead be approved in accordance with applicable SEC rules. The Audit Committee may also delegate to one or more designated members of the Audit Committee the authority to grant such preapprovals, provided that the decision of any member to whom authority is so delegated shall be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee approved all services provided by RSM for fiscal years 2024 and 2023.
CarParts.com, Inc.  20  2025 Proxy Statement

Audit Committee Report*
The following is the report of the Audit Committee with respect to the Company’s audited consolidated financial statements for the fiscal year ended December 28, 2024 included in the Company’s Annual Report on Form 10-K for that year.
In carrying out its responsibilities under the Audit Committee Charter, which is available by accessing the investor relations section of our website at https://www.carparts.com/investor/corporate-governance#governance-documents, the Audit Committee, among other things, supervises the relationship between the Company and its independent auditors, including making decisions with respect to their appointment or removal, reviewing the scope of their audit services, pre-approving audit engagement fees and non-audit services and evaluating their independence. The Audit Committee oversees and evaluates the adequacy and effectiveness of the Company’s systems of internal and disclosure controls and internal audit function. The Audit Committee has the authority to investigate any matter brought to its attention and may engage outside counsel for such purpose.
The Company’s management is responsible, among other things, for preparing the financial statements and for the overall financial reporting process, including the Company’s system of internal controls. The independent auditor’s responsibilities include (i) auditing the financial statements and expressing an opinion on the conformity of the audited financial statements with U.S. generally accepted accounting principles (“GAAP”) and (ii) auditing the financial statements and expressing an opinion on management’s assessment of, and the effective operation of, the Company’s internal control over financial reporting.
The Audit Committee met 7 times during fiscal 2024. The Audit Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Audit Committee’s meetings include sessions with the Company’s independent auditor and management present and regular sessions without the presence of the Company’s management.
As part of its oversight of the Company’s financial statements, the Audit Committee reviewed and discussed with management and the Company’s independent auditors, the audited financial statements of the Company for the fiscal year ended December 28, 2024. The Audit Committee discussed with the independent auditors such matters as are required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Audit Committee also discussed with the auditors the independence of the auditors from the Company and its management, including the matters in the written disclosures the Audit Committee received from the independent auditor as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and considered the compatibility of non-audit services with the auditor’s independence.
Based on its review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2024, for filing with the SEC. The Audit Committee has also selected RSM as the Company’s independent auditors for fiscal year 2025.
Submitted by the Audit Committee
of the Board of Directors:
Jay Greyson, Chairman
Barry Phelps
Dr. Lisa Costa
*
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act whether made before or after the date of this proxy statement and without regard to any general incorporation language therein.

CarParts.com, Inc.  21  2025 Proxy Statement

Executive Officers
The table below sets forth certain information regarding our current executive officers.

Name	Age	Current Position(s)
David Meniane	42	Chief Executive Officer
Ryan Lockwood	42	Chief Financial Officer
Michael Huffaker	45	Chief Operating Officer
Kals Subramanian	49	Chief Technology Officer

The following is certain biographical information describing the business experience of each of our executive officers who is not a director. The biography of Mr. Meniane appears earlier in this proxy statement. See “Information about our Directors and Nominees.”
Ryan Lockwood has served as our Chief Financial Officer since April 2022. Previously, Mr. Lockwood served as our Senior Vice President of Finance since June 2020. Before joining CarParts.com, Mr. Lockwood was a Portfolio Manager and Head of Fixed Income from 2011 to 2020 for Private Management Group, a registered investment advisor based out of California. From 2008 to 2011, Mr. Lockwood served as the CFO and Controller of HFE, LP, a family office that managed a multi-sector real estate portfolio. Mr. Lockwood holds a Bachelor of Science degree in Accounting and a Master of Business Taxation degree from the University of Southern California and he is also a CFA Charterholder.
Michael Huffaker has served as our Chief Operating Officer since December 2022. Mr. Huffaker, previously served as Vice President, Category Leader, for Amazon Fresh Grocery from June 2014 to December 2022, where he eventually oversaw a portfolio of 57 purpose-built grocery fulfillment centers, five grocery distribution centers, forty grocery stores and a team of approximately six hundred staff. Prior to that, Mr. Huffaker was Senior Manager for Amazon Fresh from August 2011 to May 2014, and as Manager, Vendor Management, Wireless from March 2008 to July 2011. Mr. Huffaker began his buying career in 2003 at Wal-Mart Stores and thereafter held additional buying roles with Sam’s Club and Circuit City. Mr. Huffaker received both his undergraduate degree and MBA from the University of Arkansas.
Kals Subramanian has served as our Chief Technology Officer since April 2022. Before joining CarParts.com, Mr. Subramanian served as Vice President of eCommerce Technology at Lowe’s Company, Inc. from February 2021 to April 2022, and as its Senior Director of Product Management from April 2020 to February 2021. From 2015 to 2020, Mr. Subramanian served as Director of IT Application Delivery and Strategy at Best Buy Co, Inc. and from 2012 to 2015, he held various management positions at Target Corporation within its Target.com and Mobile, Technology Services division. Mr. Subramanian holds a Bachelor of Engineering degree in Electrical and Electronics Engineering from Bharathidasan University.
Our executive officers are elected by our Board of Directors and serve at the discretion of our Board until their successors have been duly elected and qualified or until their earlier resignation or removal.
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Compensation Discussion and Analysis
This Compensation Discussion and Analysis (CD&A) describes the principles, objectives, policies, practices and components of our executive compensation program and the bases on which executive compensation decisions were made by our Compensation Committee for fiscal 2024 and discloses the various forms of compensation paid to our executives, including the following named executive officers or “NEOs”.
•	David Meniane – Chief Executive Officer
•	Ryan Lockwood – Chief Financial Officer
•	Michael Huffaker – Chief Operating Officer
•	Kals Subramanian – Chief Technology Officer
Policies Relating to Our Common Stock
Insider Trading Policy
Our insider trading policy prohibits all directors, employees and their family members from purchasing or selling any type of security, whether the issuer of that security is the Company or any other company, while aware of material, non-public information relating to the issuer of the security or from providing such material, non-public information to any person who may trade while aware of such information. The insider trading policy also contains anti-hedging and pledging prohibitions, which among other things, prohibit directors and employees from engaging in short sales with respect to our securities, purchasing or pledging Company stock on margin and entering into derivative or similar transactions (i.e. puts, calls, options, forward contracts, collars, swaps or exchange agreements) with respect to our securities. We also have procedures that require trades by executive officers and directors to be pre-cleared by appropriate Company personnel. We will not engage in transactions in our own securities, except in compliance with applicable securities laws.
Stock Ownership Policy
To further align the long-term interests of our executive officers with those of our stockholders, our stock ownership guidelines require executive officers and non-employee directors to maintain significant direct ownership in our common stock. In particular, our Executive Officer Stock Ownership Policy (“Stock Ownership Policy”) mandates that our executive officers own shares of our common stock having an aggregate value at least equal to 100% of the officer’s annual base salary (600% in the case of our CEO, and 300% in the case of our CFO). Newly-hired or promoted executive officers are required to comply within three years following their hire or promotion date. The Stock Ownership Policy also requires that the Company’s CEO and CFO maintain a minimum retention ratio of at least one half of their Company common stock and option holdings until they meet the stock ownership guidelines and a minimum retention ratio of at least two-thirds of all vested restricted stock (net of shares withheld for or used to pay taxes) for a period of at least 36 months following the date such restricted stock vests. The Company maintains separate Director Stock Ownership Guidelines which are discussed below.
Each executive officer and non-employee director remains subject to the Stock Ownership Policy or Director Stock Ownership Guidelines, as applicable, as long as he or she continues to be employed by us or serves on the Board, respectively. Exceptions may be made in extraordinary circumstances such as personal hardship. We measure ongoing compliance with the Stock Ownership Policy and Director Stock Ownership Guidelines annually, as of the date of our annual meeting of stockholders (“Determination Date”), and value the shares held based on the higher of: (i) the price they were acquired or (ii) market value, with market value determined as the closing price of our common stock on the Determination Date. To calculate stock ownership, shares underlying unexercised stock options are not included, while 65% of unvested restricted stock awards (estimating net after tax shares assuming a 35% tax rate) are included.
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Executive Compensation Clawback Policy
In May 2023, we adopted the CarParts.com, Inc. Incentive Compensation Recovery Policy, effective as of May 25, 2023 (the “Clawback Policy”), for compliance with the Nasdaq Rules and Section 10D of the Exchange Act. The Clawback Policy requires the Company to clawback erroneously awarded incentive compensation received by covered employees (current and former executive officers) during the three fiscal years that precede the date the Company is required to prepare an accounting restatement due to material noncompliance with a financial reporting requirement. A copy of the Clawback Policy is included as an exhibit in the Company’s Annual Report on Form 10-K for the year ended December 28, 2024.
We previously adopted an Executive Compensation Clawback Policy pursuant to which executive officers are required to return incentive compensation paid to them if the financial results upon which the awards were based are materially restated and such executive officer engaged in fraud or intentional illegal conduct which materially contributed to the need for such restatement (a “Material Financial Restatement”). Under the Executive Compensation Clawback Policy, the Company can require reimbursement of all or a portion of any bonus, incentive payment, equity-based compensation (including performance-vesting restricted stock awards, time-vesting restricted stock awards and stock options), or other compensation to the extent that it is paid, earned or vests less than three years prior to the date we publicly disclose the need for the applicable Material Financial Restatement. The Executive Compensation Clawback Policy will continue to apply to incentive compensation received prior to the effective date of the Clawback Policy.
We believe the Clawback Policy is sufficiently broad to reduce the potential risk that an executive officer would intentionally misstate results in order to benefit under an incentive program and provides the opportunity for recoupment in the event that an executive officer took actions that, in hindsight, should not have been rewarded.
Good Governance and Best Practices
In furtherance of our objective of implementing policies and practices that are mindful of the concerns of our stockholders, (i) the Compensation Committee is comprised solely of independent directors, and (ii) the Compensation Committee retained Compensia, Inc. (“Compensia”) as its independent compensation consultant to provide it with advice on matters related to executive compensation, non-employee director remuneration and assistance with preparing compensation disclosure for inclusion in our SEC filings.
The Company provides competitive pay opportunities that we believe reflect best practices. The Compensation Committee continually reviews best practices in governance and executive compensation. In observance of such best practices, the Company:
•	Does not provide supplemental retirement benefits to the NEOs;
•	Maintains incentive compensation plans that do not encourage undue risk taking and align executive rewards with annual and long-term performance;
•	Has not engaged in the practice of re-pricing/exchanging stock options;
•	Does not provide for any “modified single trigger” severance payments to any NEO;
•	Does not provide any tax gross-up payments in connection with any Company compensation programs to any NEO;
•	Maintains an equity compensation program that has a long-term focus, including equity awards that generally vest over a period of three or four years; and
•
Does not permit our directors or employees to engage in short sales with respect to our securities, purchasing or pledging Company stock on margin and entering into derivative or similar transactions with respect to our securities.

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Compensation Philosophy and Objectives
Our executive compensation programs are designed to attract, motivate, and retain talented executives who possess skills relevant to the highly competitive and dynamic e-commerce industry in which we operate. Our compensation programs offer competitive compensation and reward the achievement of both short and long-term financial objectives. Compensation generally consists of long-term and short-term incentives and cash and non-cash forms of compensation. Short-term compensation primarily consists of base salary and cash or equity-based bonuses. Long term-incentives include equity awards, typically in the form of restricted stock units or options, although we did not grant any stock options to our executives in 2024. Other compensation components include severance benefits and accelerated vesting upon certain triggering conditions (e.g. change of control), allowances, generally available benefits such as health insurance and retirement benefits (401(k)), benefits associated with participation in our deferred compensation plan, the ability to purchase discounted stock under the ESPP, and the ability to purchase stock under the Company’s Officer and Director Share Purchase Plan. Our general employee benefit programs are selected to be competitive with the broader job market.
Decisions regarding executive compensation are the responsibility of our Compensation Committee, in consultation from time to time with the Board of Directors, members of management and independent compensation consultants. Our CEO provides performance reviews of the other NEOs and makes recommendations to the Compensation Committee regarding their compensation, although the Compensation Committee is not bound by his recommendations. The Compensation Committee believes it possesses the skills and resources required to effectively discharge its duties in reviewing and recommending the compensation arrangements for our NEOs. The Compensation Committee also regularly reviews and approves equity grants to non-executive employees proposed by management, typically on the basis of pre-established ranges, and requires business justification to approve any grants that exceed pre-established ranges. The Compensation Committee meets as frequently as it deems necessary to address matters within its area of responsibility. Review of proposed executive compensation packages for the following year typically commences in the fourth quarter of each fiscal year.
As part of the Compensation Committee’s annual evaluation of executive compensation, the Compensation Committee engaged Compensia to ensure that the Company remained competitive in attracting and retaining talented executives. Other than its work for the Compensation Committee, Compensia has not performed any other services for us, and the Compensation Committee has determined that the work performed by Compensia has not raised any conflict of interest. Compensia consults with the Compensation Committee regarding our executive compensation programs and provides recommendations to ensure our executive compensation practices are competitive, cost effective and reasonably suited to our operational needs, strategic direction and financial condition.
In determining an executive officer’s compensation, the Compensation Committee considers several factors, including, the executive’s responsibilities, expertise, past experience, performance history, our financial condition and outlook, and the compensation practices of companies within our peer group. In general, we seek to be competitive within our peer group for total executive compensation, and allocate more weight to long-term and short-term performance-based forms of compensation, which we believe incentivize our executives to manage our operations in a manner that will increase our competitiveness, strengthen our financial position and generate long-term stockholder value.
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The Compensation Committee utilized data from the group of peer companies listed below to assist in making compensation decisions for the NEOs. This peer group was reviewed by Compensia and approved by the Compensation Committee and consisted of heavily technology-enabled companies with an internet or applications software focus that we believe are of a similar size to us utilizing trailing twelve-month revenues, market capitalization and employee headcount. At the time this peer group was selected, the median revenue and market capitalization of these firms were approximately $654,000,000 and $369,000,000, respectively. In 2024, the Compensation Committee elected to utilize a peer group used to design our 2024 executive compensation program, consisting of the following entities:

•	America's Car-Mart	•	Quotient Technology
•	Brightcove	•	Revolve Group
•	Duluth Holdings	•	Shutterstock
•	Edgio	•	Stoneridge
•	Gentherm	•	The Buckle
•	Holley	•	The Lovesac Company
•	Magnite	•	The RealReal
•	Motorcar Parts of America	•	ThredUp
•	PetMed Express	•	Turtle Beach
•	Purple Innovation

Base salaries are set to be competitive within our industry and are important in attracting and retaining talented executives. Base salaries may be adjusted based on numerous factors, including a change in an NEO’s responsibilities, demonstrated performance or relevant competitive market data. Although the Compensation Committee does not have a pre-established policy or target a specific percentile among the peer group for the allocation of the various components of executive compensation, given our financial performance in 2023, the Compensation Committee determined it appropriate to maintain the compensation of our NEOs for fiscal 2024 at levels that closely approximate the peer group median percentile for total compensation. This was achieved in part by increasing the use of “at-risk” equity-based forms of compensation. Adjustments to a NEO’s compensation made in connection with the Compensation Committee’s annual review generally occur in the first quarter of the fiscal year. Equity awards for our NEOs are typically granted during the first quarter of the fiscal year.
Tax Considerations
Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) disallows a tax deduction to publicly held companies for compensation paid to certain covered executives to the extent such compensation exceeds $1.0 million per covered officer in any year. The Compensation Committee understands that it is possible that the compensation payable to our named executive officers will exceed the $1.0 million limit under Section 162(m). We believe that in establishing the cash and equity incentive compensation programs for our named executive officers, the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration and not the sole governing factor. For that reason, we may deem it appropriate to provide one or more NEOs with the opportunity to earn incentive compensation, whether through annual cash incentive programs tied to our financial performance or through equity awards, which together with base salary in the aggregate may be in excess of the amount deductible by reason of Section 162(m) or other provisions of the Internal Revenue Code. We believe it is important to maintain cash and equity incentive compensation at the levels needed to attract and retain the named executive officers essential to our success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation.
Components of Compensation
The components of our 2024 executive compensation program include:
•	Base salary
•	Performance based annual incentive bonus under our annual bonus plan
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•	Performance based long-term equity incentive awards (“LTI”)
•	Time-based long term equity incentive awards
•	Severance and change of control protection
•	Generally available benefit programs
•	Discounted stock purchases under our ESPP
Base salaries are paid in cash but NEOs may elect to have a portion of their salaries paid in shares of our common stock under our Officer and Director Share Purchase Plan and may also allocate a portion of their earnings to purchase stock under our ESPP, in each case subject to plan-specific limits as discussed below. Annual incentive bonuses for fiscal 2024 consisted of equity awards granted at 50% of target under our 2024 annual bonus plan, in the form of performance-based restricted stock units (“Annual Bonus PRSUs”), and additional cash consideration for any amount above 50% of target bonus achievement. The Annual Bonus PRSUs are granted based on 50% of target amount that is set for each executive officer, which is expressed as a percentage of base salary, and vest after 1 year. The total amount of bonus earned can range from 0% to 200% of the target amount, depending on the degree to which applicable financial metrics and individual management-based objectives (“MBOs”) are realized. Long-term incentive-based payments consist of (1) time-based RSUs, which generally vest over a period of three years in equal annual installments (“RSUs”); and (2) performance based restricted stock units which are paid out on the basis of annual and cumulative shareholder returns realized for our common stock over a three-year period relative to the Russell 2000 index (“TSR PRSUs”). The maximum total amount of TSR PRSUs that can be paid out is 300% of the target amount. We did not award any stock options to our NEOs in 2024. Additionally, NEOs are eligible to receive certain severance benefits and acceleration of awards in the event they are involuntarily terminated or we undergo a change of control.
Compensation Structure
Our 2024 compensation structure includes short-term and long-term incentives tied to financial performance in the current and future years. The following table illustrates the percentage of each compensation component for our CEO versus our other executive officers. For incentive-based compensation, target amounts were used.
Overview of Target Executive Compensation for Fiscal 2024

Position	Short Term		Long Term Incentives		Other Compensation
	Base Salary ($)	Target Bonus ($)	Time-based RSUs ($)	Performance- based RSUs ($)	($)
CEO(1)	698,000	698,000	729,633	362,133	49,996
Other NEOs as a group(2)	450,000	297,000	283,063	125,563	50,233

(1)	Represents the Compensation for Mr. Meniane.
(2)	Represents the Compensation for Messrs. Lockwood, Huffaker and Subramanian.
Compensation Components
The primary components of our executive compensation program generally include (a) base salaries; (b) annual bonuses in the form of performance-based restricted stock and cash; (c) annual equity grants; and (d) in certain cases, other long-term equity incentive opportunities. Executives also participate in employee benefit programs available to the broader employee population such as our 401(k) plan and health insurance and are entitled to severance protection benefits. Our executive compensation program is intended to provide executives with overall levels of compensation that are competitive within the e-commerce industry, as well as within a broader spectrum of companies with comparable revenues and market capitalizations. Our 2024 compensation structure includes short-term and long-term incentives tied to financial performance, in the current and future years. The Compensation Committee selected these components for fiscal 2024 in order to attract and retain high-performing executives and reward the delivery of strong financial results and stock performance. The use and weight of these components were based on the Compensation Committee's general experience in making a subjective determination of the importance of each component in meeting our overall compensation philosophy and performance objectives. The Compensation Committee believed that this set of
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components was appropriate and effective but will continue to review these elements of compensation and may change them if it believes that doing so will improve our compensation objectives. The Compensation Committee reviews the entire executive compensation program (other than generally available benefit programs) on at least an annual basis. However, the Compensation Committee at any time may review one or more components as necessary or appropriate to ensure such components remain competitive, appropriately designed to reward performance, and aligned with our compensation philosophy and objectives.
Advisory Vote on Executive Compensation
At our 2023 Annual Meeting of Stockholders, stockholders were asked to vote on the frequency of say-on-pay. In line with stockholder preference, the Board has approved an annual say-on-pay vote until the next say-on-pay frequency vote in 2029. Our most recent say on pay vote took place in connection with our 2024 Annual Meeting of Stockholders, and the next vote (following the vote at our 2025 Annual Meeting of Stockholders) will take place in connection with the 2026 Annual Meeting of Stockholders.
Our executive compensation program has previously received strong shareholder support. At the 2017, 2020, 2023 and 2024 Annual Meetings, it received support of 98.8%, 98.4%,91.9% and 88.9% of the votes cast, respectively. Our Compensation Committee and the other members of our Board view this consistent high level of support as indicative of our commitment to effectively link pay and performance. Our shareholders’ votes, reflects strong support for our executive compensation program, pay-for-performance compensation philosophy and goals, market best practices and focus on shareholders’ interests.
Annual Base Salaries
Base salaries for NEOs are set with regard to the individual’s position within the Company and the individual’s current and sustained performance results and, in the case of our NEOs for 2024, at levels that would allow us to successfully attract them to the Company. Base salary levels, and any increases or decreases to those levels for each executive, are reviewed annually by the Compensation Committee and may be adjusted based on factors such as the overall performance of the Company, new roles and/or responsibilities assumed by the executive, the performance of the executive’s area of responsibility, the executive’s significant impact on strategic goals, the executive’s length of service with the Company, or revisions to the Company’s compensation philosophy.
The Compensation Committee reviews executive base salaries in conjunction with our annual performance review process. During this process, the CEO will review the performance of the other NEOs and will report those findings to the Compensation Committee. A NEO’s personal performance will be judged in part on their successful completion of individualized MBOs. Factors considered in setting an NEO’s base salary, include their experience, skills, expertise, responsibilities, individual performance, and our overall performance as a company, and, where appropriate, the recommendations of our CEO. Individual performance assessments are qualitative and are guided by the recommendations of our CEO (other than for himself) as well as the experience and knowledge of the members of the Compensation Committee regarding compensation matters. No specific weight is attributed to any of the factors considered by the Compensation Committee in setting base salary changes although expansions in responsibilities or the assumption of additional roles within the Company may result in significant merit increases. Salaries are benchmarked against market data for comparable positions to determine whether total short-term compensation is competitive with the overall job market and the Compensation Committee will evaluate a proposed executive salary in relation to our operational budget and financial projections to determine the extent to which granting an increase is financially prudent. The Compensation Committee does not follow a fixed formula to determine salary increases.

NAME AND TITLE	2023 BASE SALARY	2024 BASE SALARY
David Meniane, Chief Executive Officer	$646,000	$698,000
Ryan Lockwood, Chief Financial Officer	$425,000	$450,000
Michael Huffaker, Chief Operating Officer	$425,000	$450,000
Kals Subramanian, Chief Technology Officer	$425,000	$450,000

Annual Incentive Bonuses
Our executives are eligible to earn annual incentive bonus compensation under our incentive bonus plan that ties the level of achievement of the Company’s annual financial performance goals to the amount of annual incentive compensation that we pay to each of our executives. Our annual incentive payouts have typically been denominated in equity rather than cash. Our 2024 Bonus
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Plan for executive officers was designed to drive toward the achievement of our annual objectives and reward individual performance in connection with achievement of those shorter-term objectives, while at the same time linking executives’ interests with the creation of stockholder value. Each NEO has a target bonus opportunity expressed as a percentage of his base salary as in effect at the end of the fiscal year.
For 2024, incentive bonuses were established based upon a mix of Adjusted EBITDA, total sales, and MBOs, so as to encourage the executives to maximize the performance of the business, and in turn, increase stockholder value. For purposes of the 2024 Bonus Plan, we defined Adjusted EBITDA, a non-GAAP measure, as net income (loss) before net interest expense, income tax provision, depreciation and amortization expense and amortization of intangible assets, plus share-based compensation expense. A reconciliation of Adjusted EBITDA to net income (loss) is provided in our Annual Report on Form 10-K. and as Appendix A to this Proxy Statement. Incentive bonuses are established, adjusted and given final approval by the Compensation Committee, which has full discretion as to whether or not to award a given bonus. Target incentive bonuses for our executive officers were granted in the form of PRSUs in lieu of target cash bonus, with the opportunity to earn additional amounts in cash if the bonus performance exceeds target amounts. Each executive’s target bonus for fiscal 2024 was as follows:

NAME AND TITLE	TARGET BONUS (% OF BASE SALARY)
David Meniane, Chief Executive Officer	100%
Ryan Lockwood, Chief Financial Officer	65%
Michael Huffaker, Chief Operating Officer	75%
Kals Subramanian, Chief Technology Officer	60%

Under our 2024 Bonus Plan, 35% of the target bonus for executive officers were based on Adjusted EBITDA, 35% on sales and 30% on achievement of individual MBOs. In 2024, based on achievement relative to sales and Adjusted EBITDA, our NEOs did not receive a cash bonus as discussed below.
The actual bonus earned by the NEOs for the sales and Adjusted EBITDA components is assessed on a linear basis by the Compensation Committee based on the degree to which the Company achieved its Adjusted EBITDA and sales goals for 2024. The maximum bonus payable to each executive officer under the 2024 Bonus Plan based on the Adjusted EBITDA, sales performance and MBO components is equal to 200% of the executive’s target bonus opportunity with respect to these components. The Compensation Committee determined to cap bonus payouts for outperformance at 200% of the target bonus amount to limit our executives’ maximum bonus potential.
The following table summarizes the minimum, target, and maximum performance thresholds for the sales and Adjusted EBITDA components of our 2024 Bonus Plan.

Measure/(Weight)	Minimum ($)	Target ($)	Maximum ($)
Sales (35%)	687,850,000	700,000,000	724,300,000
Adjusted EBITDA (35%)	15,000,000	20,000,000	25,000,000
Payout (%)	50%	100%	200%

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The table below illustrates the minimum, target, and maximum bonus amounts, expressed in dollars, potentially payable to our NEOs under the annual bonus plan, inclusive of bonus amounts attributable to realization of MBOs:

Name	Minimum ($)(1)	Target ($)	Maximum ($)
David Meniane	349,000	698,000	1,396,000
Ryan Lockwood	146,250	292,500	585,000
Michael Huffaker	168,750	337,500	675,000
Kals Subramanian	135,000	270,000	540,000

(1)	Minimum bonus amount assumes that only minimum thresholds are met for sales and Adjusted EBITDA goals, and that MBOs are completed at 50% of target.
Applying the formula to our 2024 financial performance, the Compensation Committee determined that irrespective of MBO performance and due to overall Company financial performance, that the Company would not pay out a cash bonus to any of the NEOs.
Long-Term Equity Compensation
Our Chief Executive Officer, together with the Chair of our Compensation Committee, makes recommendations on equity awards to the Compensation Committee. Our Chief Executive Officer recuses himself with respect to his own equity awards, in which case the Chairman of our Compensation Committee makes such recommendations. Based on these recommendations, the Compensation Committee considers the proposed grants. We believe that the long-term performance of the Company is achieved through an ownership culture that encourages long-term performance by our executive officers through the use of equity-based awards and we have established equity incentive plans to provide our employees, including our executive officers, with incentives to help align those employees’ interests with the interests of stockholders. In fiscal years 2019 and 2020, our long-term equity incentive compensation had been awarded in the form of options to acquire shares of our common stock. The Compensation Committee also considers other forms of equity awards, such as time-based and performance-vesting restricted stock or restricted stock units, and performance-vesting stock options. In 2021, 2022, 2023 and 2024 long-term equity incentive compensation consisted 50% of grants of time-based restricted stock units and 50% of performance-vesting restricted stock units based on relative total shareholder return (as described below). When appropriate, the Compensation Committee also considers (i) the total number of shares used for new equity awards, (ii) the proportion of outstanding equity awards relative to the total number of shares issued and outstanding and (iii) the proportion of outstanding equity awards and the remaining available share pool relative to the total number of shares issued and outstanding. Analyzing these additional factors allows the Compensation Committee to assess the effects that issuing new awards will have on the then-current share reserve, dilution of existing stockholder interests and any resulting share overhang.
An executive officer typically receives a significant restricted stock unit or stock option grant in the year he or she commences employment at the first Compensation Committee meeting following the executive’s date of hire. Stock option grants vest as to 25% of the shares underlying the option on the first anniversary of the grant date, with the remainder vesting in 36 equal monthly installments thereafter, subject in each case to such executive’s continued service through such date. Stock grants generally vest as to 33 1/3% of the shares on the first anniversary of the grant date, with the remainder vesting over the following two years, subject in each case to such executive’s continued service through such date. These stock and stock option grants may vest on an accelerated basis if we undergo a change of control or upon certain terminations of employment with us, as further described in the section titled: “Employment Agreements and Potential Payments upon Termination or Change of Control” below. The Compensation Committee generally approves annual refresh grants for the executives in the first fiscal quarter of each year. The Compensation Committee will, however, periodically consider equity award grants as may be necessary or appropriate to achieve the philosophy and objectives of the overall executive compensation program.
The principal objectives served by our long-term equity incentive awards are to align the interests of our NEOs with our stockholders and to provide each NEO with a significant long-term incentive to manage CarParts.com from the perspective of an owner with an equity stake in the business. Another objective of the equity incentive component of our compensation program is to
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provide a competitive overall compensation package that will enable us to attract and retain talented executives. The Compensation Committee believes that unvested equity awards are a key factor in motivating and retaining executive personnel, as well as incentivizing executive personnel to preserve the current value and grow the future value of our stock, thereby furthering the interests of our other stockholders.
The Compensation Committee determined the appropriate size of long-term equity-based incentives awarded for fiscal 2024 to our NEOs to meet our philosophy and objectives by reviewing and considering the following factors:
•	Experience, skills, expertise, responsibilities, and position within our company
•	Competitive market data
•	The number and value of each NEOs equity award holdings
•	The amount and value of each NEO’s outstanding awards
•	Each NEO’s total compensation
•	Each NEO’s personal performance
•	Each NEO’s role in contributing to long-term value creation
•	The Compensation Committee’s experience and knowledge with respect to equity compensation, as supplemented by the advice of our compensation consultant
Based on the foregoing considerations, the Compensation Committee granted time-based and performance-based equity awards for fiscal 2024 to our NEOs under our 2016 Equity Incentive Plan (“Equity Incentive Plan”). Our Equity Incentive Plan provides the Compensation Committee discretion to grant equity to employees in many forms. The Compensation Committee selected restricted stock units (RSUs) in various forms, including time-based RSUs which vest over a three-year period, and PRSUs vesting over a period of three years on the basis of total shareholder return. The Compensation Committee believes that these forms address the goals of our long-term incentive program. Time-based RSUs are principally intended to retain key executives and encourage prudent management of our business, and the PRSUs are intended to incentivize stockholder value creation. Time-based RSUs vest over three years with the first 1/3 vesting at least one year after the grant date. For PRSUs tied to total shareholder return, payouts are determined based on 1-year, 2-year, and 3-year total shareholder returns for the Company’s common stock relative to the constituents of the Russell 2000 Index. Total shareholder return is equal to the difference between the average price during the last 90 days of the current year of the measuring period and the average price during the last 90 days of 2023. A maximum of 1/3 of the target amount may be earned after each of years 1 and 2 of the measuring period (calendar years 2024 and 2025), respectively, based on 1-year and 2-year total shareholder return. After year 3, up to 200% of the target amount may be awarded, less amounts previously awarded for years 1 and 2. Target payout levels correspond to performance at the 50th percentile level. Minimum performance at the 25th percentile level is required for vesting to commence and maximum payouts correspond to performance at the 75th percentile level. Payouts are capped at 100% of the target level if total shareholder return is negative. Linear interpolation is used to determine payouts between threshold, target, and maximum performance levels.
During 2024, we granted to our NEOs time-based RSUs with an aggregate fair market value of $4,346,349, which amount includes the special retention RSU awards described below. For TSR PRSUs tied to relative total shareholder return, the fair value of the grants issued to our NEOs during 2024 at target levels was $2,010,349. Based on the relative total shareholder return realized in 2024, none of the PRSU grant was paid out and none of the TSR PRSUs granted in 2022 and 2023 to our NEOs were paid out. The combined fair value of the RSU and PRSU grants are reported in the Stock Awards Column of the Summary Compensation Table.
Retention RSU Awards
In 2024, the Compensation Committee considered heightened retention concerns, including for certain NEOs, due to the challenging macroeconomic conditions and resulting Company performance relative to the strong competition for talent in the technology and consumer product markets – concerns that had materialized previously in 2022 with the departure of the Company’s then CEO. The Compensation Committee believed that it was in stockholders’ best interests to retain key executives, if possible, and that RSUs would best meet this retention goal while continuing to align management’s interests with stockholders. Accordingly, in January 2024, the Compensation Committee granted additional RSUs with value of $1,022,000 $438,000, $438,000
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and $438,000, respectively, to Messrs. Meniane, Lockwood, Huffaker and Subramanian for Fiscal 2024. Such retention RSUs vest fifty percent on the first anniversary of the grant date, and the remainder vesting in equal quarterly installments through the second anniversary of the grant date, subject to continued employment through each relevant vesting date.
After careful deliberation, the Committee determined these grants were necessary and in the best interests of our stockholders for several compelling reasons:
Market-Driven Retention Challenges
The Company experienced significant stock price volatility influenced by broader macroeconomic factors affecting the automotive and e-commerce sectors. This volatility substantially diminished the retention value of previously granted equity awards despite strong operational execution by our executive team.
Critical Business Transformation Period
The Company is currently executing a multi-year strategic transformation focused on expanding proprietary and branded product offerings, enhancing technology infrastructure, and developing business-to-business capabilities. The Committee determined that leadership continuity during this pivotal period is essential for successful implementation and long-term stockholder value creation.
Governance Features
To ensure alignment with stockholder interests, these awards incorporate several stockholder-friendly provisions:
•	Holding requirements following vesting as described in the Executive Officer Stock Ownership Policy (except for tax obligations)
•	Double-trigger change-in-control provisions requiring both a change in control and qualifying termination
Forward Commitment
The Committee emphasizes these are special awards specifically designed to address unique business circumstances. Our regular compensation program continues to emphasize performance-based metrics for both short and long-term incentives, maintaining our strong pay-for-performance philosophy.
Independent Review and Benchmarking
The Committee’s independent compensation consultant confirmed that the one-off nature, structure and size of these retention grants align with market practices and are appropriate given our strategic initiatives. Even including these grants, our NEOs' total compensation remains within competitive market ranges.
Performance Philosophy
The Compensation Committee and Board of Directors remain firmly committed to our pay-for-performance philosophy. These special retention and leadership continuity grants represent a targeted exception to our regular compensation program, specifically designed to address unique business circumstances and competitive pressures. Our regular annual incentive and equity programs continue to emphasize performance-based compensation that rewards the achievement of short and long-term financial and operational objectives.
The Committee believes these carefully structured awards are necessary to maintain leadership continuity through our strategic transformation period and will contribute significantly to long-term value creation for our stockholders.
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Summary of Equity Incentive Awards to our NEOs
Based on the factors described above, the Compensation Committee authorized and approved the following equity incentive awards during fiscal 2024 for each of our named executive officers:

Name and Principal Position	Grant Date	Type(1)(2)	Reason	Amount (#)	Vesting
David Meniane, Chief Executive Officer	1/16/2024	PRSU	Long-term Incentive	344,889	3 years
	1/16/2024	RSU	Long-term Incentive	344,889	3 years
	1/16/2024	RSU	Retention	350,000	2 years
Ryan Lockwood, Chief Financial Officer	1/16/2024	PRSU	Long Term Incentive	95,278	3 years
	1/16/2024	RSU	Long-term Incentive	95,278	3 years
	1/16/2024	RSU	Retention	150,000	2 years
Michael Huffaker, Chief Operating Officer	1/16/2024	PRSU	Long-term Incentive	130,809	3 years
	1/16/2024	RSU	Long-term Incentive	130,809	3 years
	1/16/2024	RSU	Retention	150,000	2 years
Kals Subramanian, Chief Technology Officer	1/16/2024	PRSU	Long-term Incentive	117,500	3 years
	1/16/2024	RSU	Long-term Incentive	117,500	3 years
	1/16/2024	RSU	Retention	150,000	2 years

(1)	For long-term incentive PRSUs, the amount shown in the table represents the target amount.
(2)	See description of Retention RSU shares above.
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Executive Compensation and Other Information
Summary Compensation Table
The following tables sets forth information regarding the compensation earned or awarded during fiscal year ended December 28, 2024 by our named executive officers (“NEOs”). The following table also sets forth such information for our NEOs for fiscal years 2023 and 2022.

Name and Principal Position(3)	Year	Salary ($)	Bonus ($)	Stock Awards ($)(5)(6)	Option Awards ($)	Non-equity Incentive Plan Compensation ($)(7)	Change in Pension Value and Nonqualified deferred compensation earnings ($)(8)	All Other Compensation ($)(9)	Total ($)
David Meniane(1) Chief Executive Officer	2024	698,000	—	3,460,364	—	—	—	49,996	4,208,360
	2023	646,000	—	3,220,000	—	193,800	—	46,531	4,106,331
	2022	591,115	—	5,813,754	—	145,681	(14,762)	53,766	6,589,554
Ryan Lockwood,(2) Chief Financial Officer	2024	450,000	—	965,614	—	—	—	50,817	1,466,431
	2023	425,000	—	958,750	—	63,750	—	$40,314	1,487,814
	2022	350,769	—	1,508,819	—	32,861	(1,118)	40,396	1,931,727
Michael Huffaker(3) Chief Operating Officer	2024	450,000	—	1,216,783	—	—	—	51,853	1,718,636
	2022	425,000	—	1,030,250	—	63,750	—	24,688	1,543,688
Kals Subramanian(4) Chief Technology Officer	2024	450,000	—	1,122,725	—	—	—	48,031	1,170,756
	2023	425,000	—	1,075,750	—-	63,750	—	26,680	1,591,180
	2022	276,923	100,000	1,355,127	—	53,088	—	27,599	1,759,649

(1)
Mr. Meniane joined the Company in March 2019. He was appointed as Chief Executive Officer effective in April 2022. Prior to that date, he served as the Chief Operating Officer and Chief Financial Officer of the Company.

(2)
Mr. Lockwood joined the Company in June, 2020. He was appointed as Chief Financial Officer effective in April 2022. Prior to that date, he served as the Senior Vice President of Finance of the Company.

(3)	Mr. Huffaker joined the Company in December 2022, as its Chief Operating Officer.
(4)	Mr. Subramanian joined the Company in April 2022, as its Chief Technology Officer.
(5)
The amounts shown represent the aggregate grant date fair value of time-vesting restricted stock units (“RSUs”) and performance-based restricted stock unit awards (“PRSUs”) as computed in accordance with FASB ASC Topic 718. For RSUs and PRSUs granted in connection with our annual bonus program, fair value is calculated using the closing price on the grant date as if these awards were vested and issued on the grant date at target levels. For PRSUs issued in connection with our long-term incentive compensation program, fair value was measured using a Monte Carlo simulation model as the grants contained a market condition. See also our discussion of share-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Critical Accounting Policies and Estimates” and “Note 5 to the Consolidated Financial Statements - Stockholders Equity and Share-based Compensation” in the Company’s Annual Report on Form 10-K for the fiscal years ended December 31, 2022, December 30, 2023 and December 28, 2024.

(6)
For PRSUs, this column discloses the grant date fair value based on the probable outcome (i.e. vesting conditions equal to 100% of annual bonus and Long Term Incentive grant thresholds). For 2024, based on achievement of Adjusted EBITDA, sales objectives, and MBOs, NEOS under our annual bonus plan achieved 30% of the target amount, with no shares released to our NEOs equaling the target amount, and a payment of cash for the achievement the 2024 annual bonus achievement, with such cash payment reflected in the Non-equity Incentive Plan Compensation column. For our Long Term Incentive Program, based on 1-year total shareholder return, none of available shares were released to our NEOs. For more information, refer to the section above, entitled Summary of Equity Incentive Awards to our NEOs.

(7)
The amounts shown represent the amounts cash earned in 2024 and paid in 2025 under the Company’s annual bonus plan, NEOS under our annual bonus plan did not earn a bonus due to 2024 financial performance under the annual bonus plan.

(8)	All amounts reported in this column for 2022, 2023, and 2024 represent changes in nonqualified deferred compensation earnings. The Company’s deferred compensation plan was discontinued in 2023.
(9)	The tables below show the components of “All Other Compensation” for the NEOs.
CarParts.com, Inc.  34  2025 Proxy Statement

All Other Compensation
The following tables set forth all other categories of compensation granted to our NEOs during fiscal year 2024, as summarized in the All Other Compensation column of the Summary Compensation Table above.

Name	Auto Allowance	401(k), Employer Match	Health Insurance Premiums and Expenses	Life Insurance Premiums	Total
David Meniane	$12,000	$7,911	$26,631	$3,454	$49,996
Ryan Lockwood	$12,000	$8,735	$26,631	$3,451	$50,817
Michael Huffaker	$12,000	$11,500	$26,631	$3,722	$51,853
Kals Subramanian	$12,000	$8,639	$23,053	$4,339	$48,031

Other Compensation
Our executive officers are eligible to receive the same benefits, including non-cash group life and health benefits, as well as a Company match of 50% of contributions to the Company’s 401(k) up to 6% of salary, that are available to all employees. We intend for the 401(k) plan to qualify under Section 401 of the Internal Revenue Code so that contributions by employees or by us to the 401(k) plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) plan.
We also provide reimbursement for life insurance premiums to our NEOs and some of our other key executives. Certain additional benefits are also provided to some of our executives from time to time, such as a car allowance and payment of health insurance and life insurance premiums, or relocation assistance, each on a case-by-case basis.
Policies and Practices Related to the Grant of Certain Equity Awards
Our Board approves equity award grants in accordance with a predetermined schedule, which coincides with regularly scheduled Compensation Committee meetings that are scheduled more than one year in advance. We do not grant equity awards in anticipation of the release of material nonpublic information. Similarly, we do not time the release of material nonpublic information based on equity award grant dates.
CarParts.com, Inc.  35  2025 Proxy Statement

Outstanding Equity Awards at Fiscal Year-End
The following table presents the outstanding equity awards held by each of the NEOs as of December 28, 2024.

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)(1)	Market value of shares or units of stock that have not vested (#)(2)	Equity Incentive Plan Awards; Number of unearned shares of stock that have not vested (#)	Equity Incentive Plan Awards: Market or payout value of unearned shares of stock that have not vested ($)(2)
David Meniane	3/15/2019	125,000		$1.00	3/15/2029
	12/30/2019	68,540		$2.12	12/30/2029
	1/10/2022					15,609	$14,828
(3)	1/10/2022							105,478	$100,204
	4/18/2022					10,331	$9,814
	4/18/2022					56,931	$54,084
(4)	4/18/2022							72,316	$68,700
	2/6/2023					145,304	$138,038
(5)	2/6/2023							217,955	$207,057
	1/16/2024					694,889	$660,144
(6)	1/16/2024							344,889	$327,644
Ryan Lockwood	6/15/2020	78,909	12,500	$8.73	6/15/2030
	4/18/2022					22,254	$21,141
(4)	4/18/2022							58,417	$55,496
	2/6/2023					43,056	$40,903
(5)	2/6/2023							64,583	$61,353
	1/16/2024					245,278	$233,014
(6)	1/16/2024							95,278	$90,514
Michael Huffaker	12/5/2022					36,667	$34,883
	2/6/2023					26,667	$25,333
(5)	2/6/2023							100,000	$95,000
	1/16/2024					280,809	$266,768
(6)	1/16/2024							130,809	$124,268
Kals Subramanian	4/18/2022					16,787	$15,947
(4)	4/18/2022							100,719	$95,683
	2/6/2023					48,965	$46,516
(5)	2/6/2023							73,447	$69,774
	1/16/2024					267,500	$254,125
(6)	1/16/2024							117,500	$111,625

(1)
Amounts reported in this column includes (i) outstanding time-vesting RSUs and (ii) PRSUs whose payout values were certified by the Compensation Committee prior to fiscal year-end and remain subject to a time-vesting condition.

(2)
The market value of the unvested stock awards is calculated by multiplying the number of units by the closing price of our common stock as of December 27, 2024 (the last trading day of the fiscal year), which was $.95.

(3)
Stock Awards represented in this row include the number of shares issuable under target vesting conditions in connection with our 2022 long-term-incentive program, as target vesting conditions were not satisfied. These Stock Awards are subject to a three-year vesting period, with a portion of the grant vesting each year on the basis of Total Shareholder Return.

(4)
Stock Awards represented in this row include the number of shares issuable under target vesting conditions in connection with our April 2022 long-term-incentive program, as target vesting conditions were not satisfied. These Stock Awards are subject to a three-year vesting period, with a portion of the grant vesting each year on the basis of Total Shareholder Return.

CarParts.com, Inc.  36  2025 Proxy Statement

(5)
Stock Awards represented in this row include the number of shares issuable under target vesting conditions in connection with our 2023 long-term-incentive program, as target vesting conditions were not satisfied. These Stock Awards are subject to a three-year vesting period, with a portion of the grant eligible for vesting each year on the basis of Total Shareholder Return.

(6)
Stock Awards represented in this row include the number of shares issuable under target vesting conditions in connection with our 2024 long-term-incentive program, as target vesting conditions were not satisfied. These Stock Awards are subject to a three-year vesting period, with a portion of the grant eligible for vesting each year on the basis of Total Shareholder Return.

Securities Authorized for Issuance Under Equity Compensation Plans
The following table provides certain information with respect to all of our equity compensation plans in effect as of December 28, 2024:

	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS AND AWARDS (A)	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS AND AWARDS (B)(3)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A) (C)
Equity compensation plans approved by security holders:	7,127,522	$0.60	364,379(1)(2)
Equity compensation plans not approved by security holders:	—	—	—
Total	7,127,522	$0.60	364,379

(1)
Represents securities available for issuance under the 2007 Omnibus Plan and 2016 Incentive Plan that may be granted in the form of stock options, restricted stock units, PRSUs or any other type of award available for grant under the 2016 Incentive Plan.

(2)
The share reserved under the 2016 Incentive Plan will automatically increase on January 1st of each year through (and including) January 1, 2026 in an amount equal to one million five hundred thousand (1,500,000) shares per year; however, the Board may act prior to January 1st of a given year to provide that there will be no January 1st increase in the share reserve for such year or that the increase in the share reserve for such year will be a lesser number of shares of common stock than would otherwise occur pursuant to the automatic increase.

(3)
Weighted-average exercise price reflects (i) 5,431,921 awards of restricted stock convertible into common stock upon completion of applicable vesting criteria and (ii) options to purchase 1,695,631 shares of common stock at a weighted average exercise price of $2.53.

Additional Narrative Disclosure
Equity Compensation Plans
We currently have outstanding equity awards that were granted under two equity compensation plans, the 2007 Omnibus Incentive Plan and the 2016 Equity Incentive Plan.
2007 Omnibus Incentive Plan
We adopted the 2007 Omnibus Incentive Plan (the “2007 Omnibus Plan”) in January 2007, which became effective on February 8, 2007, the effective date of the registration statement filed in connection with our initial public offering. Options granted under the 2007 Omnibus Plan generally expire no later than ten years from the date of grant and generally vest over a period of four years. The exercise prices of all option grants are equal to 100% of the fair market value on the date of grant. No further shares are available for future grants under the 2007 Omnibus Plan following the Company’s adoption of the 2016 Equity Incentive Plan (the “2016 Incentive Plan”). As of April 1, 2025, 0 restricted stock units were outstanding under the 2007 Omnibus Plan and options to purchase 71,250 shares of our common stock were outstanding under the 2007 Omnibus Plan at a weighted average exercise price of $2.50 per share.
2016 Incentive Plan
Our 2016 Incentive Plan was adopted by our Board of Directors in March 2016 and approved by our stockholders in May 2016. Subject to adjustment for certain changes in the Company’s capitalization, the aggregate number of shares of the Company’s common stock that may be issued under the 2016 Incentive Plan will not exceed the sum of (i) two million five hundred thousand (2,500,000) new shares, (ii) the number of unallocated shares remaining available for the grant of new awards under the
CarParts.com, Inc.  37  2025 Proxy Statement

Company’s 2007 Omnibus Plan described above as of the effective date of the 2016 Plan (which was equal to 3,894,000 shares as of May 31, 2016) and (iii) any shares subject to a stock award under the 2007 Omnibus Plan that are not issued because such stock award expires or otherwise terminates without all of the shares covered by such stock award having been issued, that are not issued because such stock award is settled in cash, that are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares, or that are reacquired, withheld (or not issued) to satisfy a tax withholding obligation in connection with an award or to satisfy the purchase price or exercise price of a stock award. In addition, the share reserve will automatically increase on January 1st of each year, for a period of nine years, commencing on January 1, 2017 and ending on (and including) January 1, 2026, in an amount equal to one million five hundred thousand (1,500,000) shares per year; however the Board of Directors of the Company may act prior to January 1st of a given year to provide that there will be no January 1st increase in the share reserve for such year or that the increase in the share reserve for such year will be a lesser number of shares of common stock than would otherwise occur pursuant to the automatic increase. The share reserve increased by 1,500,000 shares on January 1, 2023.
Options granted under the 2016 Incentive Plan generally expire no later than ten years from the date of grant and generally vest over a period of four years. The exercise prices of all option grants are equal to 100% of the fair market value on the date of grant. The 2016 Incentive Plan allows for the grant of options to purchase common stock to non-employee directors. During 2024, we granted an aggregate of 3,523,155 restricted stock units (including 799,000 PRSUs) and 110,000 options to purchase share of common stock under the 2016 Equity Incentive Plan, which reduced the shares of common stock reserved for future issuance under the 2016 Incentive Plan. As of March 28, 2025, 5,841,039 restricted stock units (including 1,999,553 PRSUs) were outstanding under the 2016 Equity Incentive Plan and options to purchase 1,666,381 shares of our common stock were outstanding under the 2016 Equity Incentive Plan at a weighted average exercise price of $2.53 per share. As of March 28, 2025, 697,873 shares of our common stock are reserved for future issuance under the 2016 Incentive Plan.
2021 Officer and Director Share Purchase Plan
On November 16, 2021, the Board of Directors of the Company adopted an Officer and Director Share Purchase Plan (the “Purchase Plan”). The Purchase Plan provides for the optional purchase of shares of Common Stock, directly from the Company at their fair market value, by the Company’s directors and executive officers, at regular intervals in accordance with their pay schedules. Purchases under the Purchase Plan will be funded using payroll deductions, or deductions from fees payable to directors, which deductions will be used to purchase shares of fully vested Common Stock on the payment date when the cash compensation deducted would otherwise have been paid. With respect to the Company’s officers, the payroll deductions may not reduce the participant’s compensation below an amount equal to two (2) times the federal or applicable state minimum wage, whichever is higher, required to be paid each pay period. Participation in the plan is subject to a minimum threshold 1% of the participant’s compensation or director fees. The Compensation Committee is responsible for oversight of the Purchase Plan and approving plan enrollments. In connection with the adoption of the Purchase Plan, the Board reserved a total of 250,000 shares of the Company’s common stock for issuance under the Purchase Plan.
2021 Employee Stock Purchase Plan
Since 2021 we have maintained an ESPP in which all employees who work more than 20 hours per week are eligible to participate. Under the ESPP, eligible participants may purchase shares of our common stock at a price that is equal to 85% of the fair market value of our common stock on the first day or last day of a six-month offering period, whichever is lower. There are two offering periods per year, and participants may deduct up to 30% of their post-tax regular compensation. Subject to the number of shares remaining in the share reserve, the maximum number of shares that may be purchased by a participant on any one purchase date for any offering period may not exceed 5,000 shares. A reserve of 750,000 shares was allocated to the ESPP and as of April 1, 2025, 155,487 shares remain available for issuance under the ESPP.
CarParts.com, Inc.  38  2025 Proxy Statement

Employment Agreements and Potential Payments upon Termination or Change of Control
Employment Agreements with Named Executive Officers
We have entered into employment agreements with each of our NEOs. Certain of the key terms of these employment agreements are described below:
Employment Agreement with Mr. Meniane
In connection with his promotion to Chief Executive Officer, Mr. Meniane entered into an Employment Agreement with the Company (the “Meniane Employment Agreement”) to serve as Chief Executive Officer, pursuant to which Mr. Meniane receives an annual base salary of $698,000, subject to an annual performance review. Mr. Meniane is also eligible to receive an annual target incentive bonus of up to 100% of his annual base salary, depending on the achievement of certain performance goals to be established by the Compensation Committee of the Board, which may be paid in the form of cash, common stock or restricted stock. While Mr. Meniane is employed on an at-will basis, the Meniane Employment Agreement provides that in the event of his termination for any reason (other than for cause), Mr. Meniane will be entitled to severance payments equal to twelve months’ base salary (payable in accordance with the Company’s regular pay practices), plus a pro-rated portion of his accrued target bonus for the year in which he was terminated but solely to the extent such annual bonuses are paid to a majority of the other Company’s bonus eligible employees, and reimbursement for the cost of COBRA coverage for a period of up to twelve months following his termination of employment.
Mr. Meniane was promoted to the role of Chief Executive Officer, effective April 23, 2022. In connection with his promotion, Mr. Meniane’ s annual base salary was increased to $609,000 and he received a promotion grant of $1,187,000 in the form of 3-year time vesting RSUs. His annual bonus amount (payable in PRSUs) was increased by $51,000, and his long-term incentive awards were increased by $718,000 (at target levels).
On October 28, 2024, the Company entered into an amendment to the Employment Agreement with Mr. Meniane (the “Meniane Amendment”) dated March 15, 2022. The Meniane Amendment modified certain equity compensation and severance provisions as follows:
The vesting of all stock options, restricted stock unit awards (“RSUs”) and other equity compensation awards (both time-based vesting and performance-based vesting at target level) granted to Mr. Meniane that are assumed, substituted or otherwise continued as part of a Change in Control (as defined in the Company's 2016 Equity Incentive Plan) and are outstanding on the date of Mr. Meniane's termination or resignation shall accelerate in full in the event that Mr. Meniane's employment is terminated without Cause (as defined in the Employment Agreement) or Mr. Meniane resigns for Good Reason (as defined in the Employment Agreement), in either case, within the period beginning three months before, and ending twelve months following, the Change in Control (each, a “Change in Control Termination”).
The Meniane Amendment also enhances Mr. Meniane's severance benefits in the event of a Change in Control Termination to include continuation of his Annual Salary for a period of twelve months (instead of six months) following such termination. However, if Mr. Meniane obtains other employment during the second six months of this severance period, his severance payments will be reduced by any amounts received from his new employer for the balance of the twelve-month severance period.
The provisions of the Meniane Amendment regarding the acceleration of equity awards and the period for which Mr. Meniane's stock options remain exercisable following termination or resignation shall govern and supersede any provisions to the contrary in any other agreement.
Employment Agreement with Mr. Lockwood
Mr. Lockwood entered into an Employment Agreement with the Company (the “Lockwood Employment Agreement”) to serve as Chief Financial Officer pursuant to which Mr. Lockwood receives an annual base salary of $450,000, subject to an annual performance review. Mr. Lockwood is also eligible to receive an annual target incentive bonus of up to 50% of his annual base salary, depending on the achievement of certain performance goals to be established by the Compensation Committee of the Board, which may be paid in the form of cash, common stock or restricted stock. While Mr. Lockwood is employed on an at-will basis, the Lockwood Employment Agreement provides that in the event of his termination for any reason (other than for cause), Mr. Lockwood will be entitled to severance payments equal to six months’ base salary (payable in accordance with the Company’s
CarParts.com, Inc.  39  2025 Proxy Statement

regular pay practices), plus a pro-rated portion of his accrued target bonus for the year in which he was terminated but solely to the extent such annual bonuses are paid to a majority of the other Company’s bonus eligible employees, and reimbursement for the cost of COBRA coverage for a period of up to six months following his termination of employment.
In connection with the Lockwood Employment Agreement, Mr. Lockwood was granted, and he received, a promotion grant of $464,000 in the form of 3-year time vesting RSUs. He was also granted $406,000 of performance restricted stock units vesting over a period of three years on the basis of total shareholder return, and $104,000 of performance restricted stock units, vesting in accordance with the Company’s bonus plan requirements, all subject to Mr. Lockwood’s continued service with the Company through such vesting dates. On October 28, 2024, the Company entered into an amendment to the Lockwood Employment Agreement (the “Amendment”) that modified certain equity compensation and severance provisions. The Amendment provides that in the event of a Change in Control (as defined in the Company's Equity Incentive Plan), all stock options, restricted stock unit awards, and other equity compensation awards (both time-based vesting and performance-based vesting at target level) granted to Mr. Lockwood will accelerate in full if his employment is terminated without Cause (as defined in the Employment Agreement) or if he resigns for Good Reason (as defined in the Employment Agreement), in either case, within the period beginning three months before, and ending twelve months following, a Change in Control (a “Change in Control Termination”).
The Amendment also enhances Mr. Lockwood's severance benefits in the event of a Change in Control Termination to include continuation of his Annual Salary for a period of twelve months (instead of six months) following such termination. However, if Mr. Lockwood obtains other employment during the second six months of this severance period, his severance payments will be reduced by any amounts received from his new employer for the balance of the twelve-month severance period.
In the event of Mr. Lockwood's termination or resignation for any reason, all stock options granted to him that are outstanding on the date of such termination or resignation shall remain exercisable until the earlier of (i) the expiration date set forth in the applicable stock option agreement or (ii) the expiration of one year measured from the date of his termination or resignation.
Employment Agreement with Mr. HUFFAKER
Mr. Huffaker entered into an Employment Agreement with the Company (the “Huffaker Employment Agreement”) to serve as Chief Operating Officer, pursuant to which Mr. Huffaker receives an annual base salary of $450,000, subject to an annual performance review. Mr. Huffaker is also eligible to receive an annual target incentive bonus of up to 50% of his annual base salary, depending on the achievement of certain performance goals to be established by the Compensation Committee of the Board, which may be paid in the form of cash, common stock or restricted stock. While Mr. Huffaker is employed on an at-will basis, the Huffaker Employment Agreement provides that in the event of his termination for any reason (other than for cause), Mr. Huffaker will be entitled to severance payments equal to twelve months’ base salary (payable in accordance with the Company’s regular pay practices), plus a pro-rated portion of his accrued target bonus for the year in which he was terminated but solely to the extent such annual bonuses are paid to a majority of the other Company’s bonus eligible employees, and reimbursement for the cost of COBRA coverage for a period of up to twelve months following his termination of employment.
In connection with the Huffaker Employment Agreement, Mr. Huffaker was granted, and he received, a new-hire grant of $110,000 time-vesting restricted stock units on the Company’s related standard form grant agreement, vesting in three equal installments on the first, second, and third anniversaries of the commencement of Mr. Huffaker’s service as Chief Operating Officer. The Company has also agreed to grant in January 2023 to Mr. Huffaker (i) 100,000 performance restricted stock units on the Company’s related standard form of grant agreement, vesting in accordance with the total shareholder return performance requirements therein, and (ii) 40,000 time-vesting restricted stock units on the Company’s related standard form of grant agreement, vesting in three equal installments on the first, second, and third anniversaries of the grant date.
On October 28, 2024, the Company entered into an amendment to the Employment Agreement with Mr. Huffaker (the “Huffaker Amendment”) dated December 5, 2022. The Huffaker Amendment modified certain equity compensation and severance provisions as follows:
The vesting of all stock options, restricted stock unit awards (“RSUs”) and other equity compensation awards (both time-based vesting and performance-based vesting at target level) granted to Mr. Huffaker that are assumed, substituted or otherwise continued as part of a Change in Control (as defined in the Company's 2016 Equity Incentive Plan) and are outstanding on the
CarParts.com, Inc.  40  2025 Proxy Statement

date of Mr. Huffaker's termination or resignation shall accelerate in full in the event that Mr. Huffaker's employment is terminated without Cause (as defined in the Employment Agreement) or Mr. Huffaker resigns for Good Reason (as defined in the Employment Agreement), in either case, within the period beginning three months before, and ending twelve months following, the Change in Control (each, a “Change in Control Termination”).
The Huffaker Amendment also enhances Mr. Huffaker's severance benefits in the event of a Change in Control Termination to include continuation of his Annual Salary for a period of twelve months (instead of six months) following such termination. However, if Mr. Huffaker obtains other employment during the second six months of this severance period, his severance payments will be reduced by any amounts received from his new employer for the balance of the twelve-month severance period.
The provisions of the Huffaker Amendment regarding the acceleration of equity awards and the period for which Mr. Huffaker's stock options remain exercisable following termination or resignation shall govern and supersede any provisions to the contrary in any other agreement.
Employment Agreement with Mr. Subramanian
Mr. Subramanian entered into an Employment Agreement with the Company (the “Subramanian Employment Agreement”) to serve as Chief Technology Officer, pursuant to which Mr. Subramanian receives an annual base salary of $450,000, subject to an annual performance review. Mr. Subramanian is also eligible to receive an annual target incentive bonus of up to 50% of his annual base salary, depending on the achievement of certain performance goals to be established by the Compensation Committee of the Board, which may be paid in the form of cash, common stock or restricted stock. While Mr. Subramanian is employed on an at-will basis, the Subramanian Employment Agreement provides that in the event of his termination for any reason (other than for cause), Mr. Subramanian will be entitled to severance payments equal to six months’ base salary (payable in accordance with the Company’s regular pay practices), plus a pro-rated portion of his accrued target bonus for the year in which he was terminated but solely to the extent such annual bonuses are paid to a majority of the other Company’s bonus eligible employees, and reimbursement for the cost of COBRA coverage for a period of up to six months following his termination of employment.
In connection with the Subramanian Employment Agreement, in addition to a $100,000 sign-on bonus, Mr. Subramanian was granted and he received a grant of $350,000 in the form of 3-year time vesting RSUs. And he was granted $700,000 of performance restricted stock units vesting over a period of three years on the basis of total shareholder return, and $142,308 of performance restricted stock units, vesting in accordance with the Company’s bonus plan requirements, all subject to Mr. Subramanian’s continued service with the Company through such vesting dates.
On October 28, 2024, the Company entered into an amendment to the Employment Agreement with Mr. Subramanian (the “Subramanian Amendment”) dated April 18, 2022. The Subramanian Amendment modified certain equity compensation and severance provisions as follows:
The vesting of all stock options, restricted stock unit awards (“RSUs”) and other equity compensation awards (both time-based vesting and performance-based vesting at target level) granted to Mr. Subramanian that are assumed, substituted or otherwise continued as part of a Change in Control (as defined in the Company's Equity Incentive Plan) and are outstanding on the date of Mr. Subramanian's termination or resignation shall accelerate in full in the event that Mr. Subramanian's employment is terminated without Cause (as defined in the Employment Agreement) or Mr. Subramanian resigns for Good Reason (as defined in the Employment Agreement), in either case, within the period beginning three months before, and ending twelve months following, the Change in Control (each, a “Change in Control Termination”).
The Subramanian Amendment also enhances Mr. Subramanian's severance benefits in the event of a Change in Control Termination to include continuation of his Annual Salary for a period of twelve months (instead of six months) following such termination.
The provisions of the Subramanian Amendment regarding the acceleration of equity awards and the period for which Mr. Subramanian's stock options remain exercisable following termination or resignation shall govern and supersede any provisions to the contrary in any other agreement.
CarParts.com, Inc.  41  2025 Proxy Statement

Severance and Change of Control Terms of Equity Awards
Upon an executive officer’s termination or resignation for any reason, all stock options granted to such officer that are outstanding on the date of such termination or resignation shall remain exercisable until the earlier of (i) the expiration date set forth in the applicable stock option agreement or (ii) the expiration of one year measured from the date of such termination or resignation;
In the event a NEO’s employment is terminated by the Company without cause or such executive officer resigns for good reason within three months before, and ending twelve months following, a change in control, the vesting of all equity compensation awards, including all stock option awards, that are outstanding as of the date of such termination or resignation, shall accelerate in full (except with respect to any restricted stock units granted to such executive officer).
In addition, the Company has granted PRSU awards to its NEOs, pursuant to which the unvested portion of such awards accelerate in full in the event such executive officer’s employment is terminated by the Company without cause or such executive officer resigns for good reason at any time.
The tables below show the potential payments and benefits each of the NEOs would have been entitled to receive in the event of a change of control (assuming that a successor entity assumes, substitutes, or continues outstanding equity awards) or if each such officer’s employment had been terminated under the following circumstances as of December 28, 2024. Due to a number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.
Potential Payments Upon a Change of Control With no Termination of Employment

Name	Severance Salary ($)	Severance Bonus ($)(1)	Acceleration of Unvested Equity Awards ($)(2)	Health and Welfare Benefits ($)	Total ($)(1)
David Meniane	—	698,000	1,580,513	—	2,278,513
Ryan Lockwood	—	292,500	502,421	—	794,921
Michael Huffaker	—	337,500	546,252	—	883,752
Kals Subramanian	—	270,000	593,670	—	863,670

(1)
The amount reported in the Severance Bonus column assumes bonus at target pursuant to our annual incentive bonus plan for fiscal 2024. All severance amounts will be pro-rated for the amount of year actually worked.

(2)
Amounts shown include unvested option and stock awards as of December 28, 2024, excluding PRSUs granted for fiscal 2024 which are reported in the Severance Bonus column. Under our 2016 Equity Incentive Plan, in the event of a Change of Control, our Board of Directors generally has discretion to arrange for an acquiring corporation to assume an outstanding equity award or to accelerate the vesting, in whole or in part. For purposes of this table, it is assumed that (i) all time-based awards, including RSUs and PRSUs whose performance conditions were previously certified, and (ii) PRSUs granted in 2024 on the basis of total shareholder return, will be accelerated in full at maximum vesting levels.

Potential Payments Upon Termination Without Cause or Resignation for Good Reason
(in each case other than in connection with a Change of Control)

Name	Severance Salary ($)(1)	Severance Bonus ($)(2)	Acceleration of Unvested Equity Awards ($)	Health and Welfare Benefits ($)(3)	Total ($)
David Meniane	698,000	698,000	—	25,589	1,421,589
Ryan Lockwood	225,500	292,500	—	12,794	530,794
Michael Huffaker	450,000	337,500	—	25,589	813,089
Kals Subramanian	225,000	270,000	—	11,698	506,698

(1)	For Messrs. Meniane and Huffaker the amount in this column amount represents 12 months of continued base salary and for the other NEOs, 6 months base salary.
CarParts.com, Inc.  42  2025 Proxy Statement

(2)
The amount reported in the Severance Bonus column assumes bonus at target pursuant to our annual incentive bonus plan for fiscal 2024. All severance amounts will be pro-rated for the amount of year actually worked.

(3)
Health and welfare benefits are calculated using the monthly COBRA cost of medical, dental, and vision insurance elected by the NEO during fiscal 2024, multiplied by 12 months for Messrs. Meniane and Huffaker, and by 6 months for the other NEOs.

Potential Payments Upon Termination Without Cause or Resignation for Good Reason, each in Connection with a Change of Control

Name	Severance Salary ($)(1)	Severance Bonus ($)(2)	Acceleration of Unvested Equity Awards ($)(3)	Health and Welfare Benefits ($)(4)	Total ($)
David Meniane	698,000	698,000	1,580,513	25,589	3,002,102
Ryan Lockwood	450,000	292,500	502,421	25,589	1,270,510
Michael Huffaker	450,000	337,500	546,252	25,589	1,359,341
Kals Subramanian	450,000	270,000	593,670	23,396	1,337,066

(1)	For each of Messrs. Meniane, Huffaker, Lockwood and Subramanian, amount represents 12 months of continued base salary.
(2)
The amount reported in the Severance Bonus column includes the market value as of December 28, 2024, of the target number of PRSUs granted and the target amount of cash eligibility pursuant to our annual incentive bonus plan for fiscal 2024.

(3)
Valuation of acceleration of vesting of unvested equity awards is equal to 100% of the unvested RSUs and long term incentive PRSUs and 100% of the unvested stock options with an exercise price less than the $0.95 per share closing price of our common stock on December 28, 2024, held by each NEO.

(4)
Health and welfare benefits are calculated using the monthly COBRA cost of medical, dental, and vision insurance elected by the NEO during fiscal 2024, multiplied by 12 months for each of Messrs. Meniane, Huffaker, Lockwood and Subramanian.

CarParts.com, Inc.  43  2025 Proxy Statement

Pay Versus Performance
The following table reports the compensation of our Principal Executive Officers (“PEOs”) or CEOs and the average compensation of the other non-CEO NEOs as reported in the Summary Compensation Table for the past four fiscal years, as well as Compensation Actually Paid (“CAP”) as calculated under new Pay-Versus-Performance (“PVP”) disclosure requirements and certain performance measures required by the rules. The disclosure covers our five most-recent fiscal years. Dollar amounts reported as CAP are computed in accordance with Item 402(v) of Regulation S-K. Item 402(v) of Regulation S-K.

							Value of Initial Fixed $100 Investment Based On:
Fiscal Year	Summary Compensation Table Total for First PEO	Compensation Actually Paid to First PEO(1)	Summary Compensation Table Total for Second PEO	Compensation Actually Paid to Second PEO(1)	Average Summary Compensation Table Total for non-PEO NEOs	Average Compensation Actually Paid to non-PEO NEOs(1)(2)	Total Shareholder Return(3)	Peer Group Total Shareholder Return(3)	Net Income (In thousands)	Revenue (in thousands)
2024			$3,356,866	$308,326	$1,392,646	$394,184	$43.03	$143.77	($40,601)	$588.8
2023			$4,203,231	$18,015	$1,387,322	$45,037	$143.64	$128.14	($8,223)	$675,729
2022	$7,968,902	($6,095,075)	$6,443,873	$1,370,234	$2,187,729	$549,094	$284.55	$109.59	($951)	$661,604
2021	$4,186,297	$9,946,222	$0	$0	$1,645,704	$3,690,466	$509.09	$137.74	($10,339)	$582,440
2020	$2,001,650	$24,365,673	$0	$0	$954,086	$9,946,269	$563.18	$119.96	($1,513)	$443,884

(1)	To calculation CAP, as defined by the SEC, the following deductions and additions were made to the Summary Compensation Table totals:

First PEO – Lev Peker – Summary Compensation Table Total to CAP Reconciliation
Fiscal Year	2020	2021	2022
Summary Compensation Table Total	$2,001,650	$4,186,297	$7,968,902
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	($1,507,000)	($3,614,415)	($7,861,712)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$15,617,949	$5,711,202	$0
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$4,994,356	($751,287)	$0
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$1,418,923	$62,577	$0
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$1,839,795	$4,351,848	$357,135
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0	$0	($6,559,400)
+ Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	$0	$0	$0
Compensation Actually Paid	$24,365,673	$9,946,222	($6,095,075)

CarParts.com, Inc.  44  2025 Proxy Statement

Second PEO – David Meniane – Summary Compensation Table Total to CAP Reconciliation
Fiscal Year	2022	2023	2024
Summary Compensation Table Total	$6,443,873	$4,203,231	$3,356,866
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	($5,813,754)	($3,220,000)	($3,460,364)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$3,535,149	$1,477,509	$2,348,543
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	($1,648,372)	($1,255,505)	($1,236,722)
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$0	$0	$0
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	($1,146,662)	($113,598)	($699,997)
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0	($1,073,622)	$0
+ Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	$0	$0	$0
Compensation Actually Paid	$1,370,234	$18,015	$308,326

Average Non-PEO NEO – Summary Compensation Table Total to CAP Reconciliation
Fiscal Year	2020	2021	2022	2023	2024
Summary Compensation Table Total	$954,086	$1,645,704	$2,187,729	$1,387,322	$1,392,646
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	($574,400)	($1,242,718)	($1,788,515)	($954,438)	($359,401)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$6,068,565	$1,912,753	$1,147,519	$354,593	$353,101
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$2,344,975	($239,417)	($595,769)	($467,623)	($998,461)
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$469,768	$54,121	$0	$0	$0
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$683,276	$1,560,023	($401,870)	$6,299	$6,299
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0	$0	$0	($281,115)	$0
+ Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	$0	$0	$0	$0	$0
Compensation Actually Paid	$9,946,269	$3,690,466	$549,094	$45,037	$394,184

(2)	The Non-PEO NEOs include the following individuals for the years indicated:
•	2020 – David Meniane and Houman Akhavan
•	2021 – David Meniane, Houman Akhavan, Alfredo Gomez, and Sanjiv N. Gomes
•	2022 – Houman Akhavan, Alfredo Gomez, Ryan Lockwood, and Kals Subramanian
•	2023 – Michael Huffaker, Ryan Lockwood, and Kals Subramanian
•	2024 – Michael Huffaker, Ryan Lockwood, and Kals Subramanian
(3)
Total Shareholder Return is measured based on an assumed investment of $100 as of December 31, 2019 in both the common stock of the Company and the peer group, and assumes reinvestment of dividends. The Russell 2000 Index has been selected as the peer group for this comparison.

CarParts.com, Inc.  45  2025 Proxy Statement

Compensation Actually Paid Versus Company Performance
The graphs below depict the relationship between each of financial performance measures in the pay versus performance table above and compensation actually paid to our former and current CEOs and, on average, to our other NEOs, for each of the three previous fiscal years.

CarParts.com, Inc. CAP vs TSR
$30.00
$20.00
$10.00
$0.00
($10.00)
$640.00
$540.00
$440.00
$340.00
$240.00
$140.00
$40.00
Compensation Actually Paid ($M)
Value of $100 Investment from 12/31/2019
$24.37
$9.95
$9.95
$3.69
$0.55
$1.37
($6.10)
$0.02 $0.05
$0.31
$0.39
$563.18
$509.09
$284.55
$128.14
$43.03
$119.96
$137.74
$109.59
$143.64
$143.77
FY 2020
FY 2021
FY 2022
FY 2023
FY 2024
PEO CAP ($M) - PEKER, LEV
Avg NEO CAP ($M)
PEO CAP ($M) - MENIANE, DAVID
PRTS TSR
Russell 2000 Total Return TSR

CarParts.com, Inc.  46  2025 Proxy Statement

CarParts.com, Inc. CAP vs Net Income
Compensation Actually Paid ($M)
Net Income ($ in thousands)
$30.00
$25.00
$20.00
$15.00
$10.00
$5.00
$0.00
($5.00)
($10.00)
$9.390
($610)
($10,610)
($20,610)
($30,610)
($40,610)
$24.37
$9.95
($1,513)
$9.95
$3.69
($10,339)
($6.10)
$0.55
$1.37
($951)
$0.02
$0.05
($8223)
$0.31
$0.39
($40,601)
FY 2020
FY 2021
FY 2022
FY 2023
FY 2024
PEO CAP ($M) - PEKER, LEV
PPEO CAP ($M) - MENIANE, DAVID
Avg NEO CAP ($M)
Net Income ($ in thousands)

CarParts.com, Inc. CAP vs Revenue (In Thousands)
Compensation Actually Paid ($M)
$30.00
$25.00
$20.00
$15.00
$10.00
$5.00
$0.00
($5.00)
($10.00)
Revenue (In Thousands)
$693,880
$643,880
$593,880
$543,880
$493,880
$443,880
$24.37
$9.95
$9.95
$3.69
($6.10)
$0.55
$1.37
$0.02
$0.05
$0.31
$0.39
$443,884
$582,440
$661,604
$675,729
$588,846
FY 2020
FY 2021
FY 2022
FY 2023
FY 2024
PEO CAP ($M) - PEKER, LEV
PPEO CAP ($M) - MENIANE, DAVID
Avg NEO CAP ($M)
Revenue (In Thousands)

CarParts.com, Inc.  47  2025 Proxy Statement

Performance Measures
The performance measures which we believe are most important and are used in determining compensation paid to each of our named executive officers can vary by individual. Included in the table below are the most important performance measures used to link compensation actually paid to company performance, by executive officer, for the fiscal year ended December 28, 2024.

Most Important Performance Measures
Revenue
Adjusted EBITDA*
Relative Total Shareholder Return

*	Adjusted EBITDA is a non-GAAP measure used by management and our board of directors to assess our financial performance. Appendix A sets forth our reconciliation of Adjusted EBITDA (in millions).
All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.
CarParts.com, Inc.  48  2025 Proxy Statement

Director Compensation
The compensation and benefits for service as a member of the Board of Directors are determined by our Board of Directors. Directors employed by us or one of our subsidiaries are not compensated for service on the Board or on any committee of the Board; however, we reimburse each of our directors for any out-of-pocket expenses in connection with attending meetings of our Board of Directors and committees of the Board of Directors. For 2024, each of our non-employee directors are entitled to a fee of $50,000 per year for his or her service as a director (the “Director Cash Retainer”). Members of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee each receive an additional $7,500, $5,000 and $2,500, respectively, per year for his or her service on such committee. In fiscal year 2024, the chairpersons of the Board, the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee each received an additional $25,000, $22,000, $10,000, and $7,500, respectively, per year for his or her service as chairperson for such committee. In fiscal 2025, the chairpersons of the Board, the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee will each receive an additional $25,000, $22,000, $10,000, and $7,500, respectively, per year for his or her service as chairperson for such committee.
In addition, on the date of each annual stockholders meeting, each non-employee member of the Board of Directors will be granted $147,600 of restricted stock units based on the closing stock price on the grant date (the “Director Stock Retainer”) and our Chairman of the Board (provided such Chairman has served as non-employee member of the Board of Directors and Chairman for at least six months before the date of the stockholder meeting) will be granted an additional $25,000 of restricted stock units based on the closing price on the grant date. These restricted stock units will vest in full at the 2025 annual stockholders meeting, subject to the director’s continuing service on our Board of Directors. Each newly elected Director who first becomes a non-employee director on a date other than an annual stockholders meeting will be granted a number of restricted stock units equal to the product of (i) the amount obtained by dividing (A) $147,600 by (B) the fair market value of a share of the Company’s Common Stock on the grant date, multiplied by (ii) the amount obtained by dividing (x) 12 minus the number of full months that have elapsed from the immediately preceding annual meeting of stockholders of the Company to the initial grant date, by (y) 12 (the “Pro Rata Grant”). Subject to the director's continued service with the Company, each Pro Rata Grant award will vest in full on the date of the next annual stockholders meeting. These restricted stock units will also immediately vest in full upon a change in control of the Company. The restricted stock units are to be granted under our 2016 Equity Incentive Plan.
In May 2024, the Board of Directors received their annual equity grants, though at reduced amounts to spare shares in the Company's stock plan. Directors Dutra, Greyson, Maier, Liu, Costa, and Barnes each received 32,800 restricted stock units with a value on the date of grant of $34,440. Director Phelps received 38,355 restricted stock units with a value of $40,272. These restricted stock units will vest in full at the 2025 annual stockholders meeting, subject to each director's continuing service on our Board of Directors.
Director Stock Ownership Guidelines and Director Payment Election Plan
Our Board believes that an ownership stake in the Company strengthens the alignment of interests between directors and stockholders. To further align directors’ interests with those of stockholders and implementing best practices in corporate governance, the Company updated its stock ownership guidelines for director share ownership. Accordingly, each director is required to own common stock having a minimum value of 2 times the amount of the independent director annual restricted stock unit grant within four (4) years of joining the Board.
Each director has four years from the implementation of the policy or four years after a non-employee director’s appointment to the Board (whichever is later) to satisfy this requirement. To avoid fluctuating ownership requirements, once our directors have achieved the ownership guidelines, they will be considered to have satisfied the requirements as long as the shares used to meet the underlying requirements are retained.
In July 2011, the Board approved the Director Payment Election Plan which provides the directors with a convenient mechanism to acquire stock to comply with the director stock ownership guidelines. Each year the Director Payment Election Plan allows for a director to elect, beginning on the first day of the open trading window following the annual meeting of the Company’s stockholders and ending on the last day of such open trading window, to receive, in lieu of cash, all or a specified percentage of all fees to be earned for serving on the Board in shares of the Company’s common stock. The election shall be irrevocable for each applicable
CarParts.com, Inc.  49  2025 Proxy Statement

year. The Company will issue to each director who has elected to receive common stock, on the date fees become payable on a quarterly basis during the applicable year in accordance with the Company’s normal payment practices, a number of shares of common stock equal to (i) the cash value of any fees otherwise payable to the director, divided by (ii) the closing sales price for the common stock on the applicable payment date. If the calculation would result in the issuance of any fractional share, the Company will, in lieu of issuing any fractional share, pay cash equal to the fraction multiplied by the closing sales price on the applicable payment date.
Director Compensation Table
The following table sets forth a summary of the compensation earned in fiscal year 2024 by each person who served as a non-employee director during 2024.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)(3)	Total ($)
Barry Phelps	$72,500	$40,272	$112,772
Jim Barnes	$35,000	$34,400	$69,400
Jay K. Greyson	$34,213	$80,400	$114,613
Nanxi Liu	$37,500	$34,400	$71,900
Dr. Lisa Costa	$37,500	$34,400	$71,900
Henry Maier	$32,500	$34,400	$66,900
Ana Dutra	$32,500	$34,400	$66,900

(1)
Restricted stock units were granted pursuant to our 2016 Incentive Plan. The amounts shown represent the aggregate grant date fair value of such restricted stock unit awards as computed in accordance with FASB ASC Topic 718. See also our discussion of share-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Critical Accounting Policies and Estimates” and “Note 5 to the Consolidated Financial Statements - Stockholders Equity and Share-based Compensation” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2024.

(2)
As of December 28, 2024, Mr. Phelps held 38,355 restricted stock units and 70,000 options outstanding, Mr. Greyson held 32,800 restricted stock units and 50,000 options outstanding, each of Mr. Barnes, Ms. Liu, Dr. Costa, Mr. Maier, and Ms. Dutra held 32,800 restricted stock units.

(3)
Mr. Greyson elected to have 40% of his director fees paid in stock. Total director fees paid in stock to Mr. Greyson was $80,400 , which is included in the amount of stock awarded to him as disclosed in the above table.

CarParts.com, Inc.  50  2025 Proxy Statement

Ownership of Securities by
Certain Beneficial Owners and Management
The following table indicates information as of April 1, 2025 regarding the ownership of our common stock by:
•	each person who is known by us to own more than 5% of our shares of common stock;
•	each NEO;
•	each of our directors; and
•	all of our directors and executive officers as a group.
The number of shares beneficially owned and the percentage of shares beneficially owned are based on 58,320,309 shares of common stock outstanding as of April 1, 2025. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. Shares subject to options that are exercisable within 60 days following April 1, 2025 and shares subject to restricted stock units that are convertible within 60 days following April 1, 2025 are deemed to be outstanding and beneficially owned by the grant recipient for the purpose of computing share and percentage ownership of that grant recipient, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table, and as affected by applicable community property laws, all persons listed have sole voting and investment power for all shares shown as beneficially owned by them.

Name and Address of Beneficial Owners(1)	Number of Shares	Percentage of Shares Beneficially Owned
5% Stockholders:
Blackrock, Inc.(2)	2,933,379	5.0%
The Vanguard Group(3)	2,497,244	4.2%
Oaktop Capital Management II, L.P.(4)	4,597,320	7.8%
Named Executive Officers and Directors:
David Meniane(5)	2,588,611	4.4%
Ryan Lockwood(6)	544,997	*
Kals Subramanian(7)	549,993	*
Michael Huffaker(8)	644,087	1.1%
Jim Barnes(9)	158.097	*
Jay K. Greyson(10)	365,463	*
Nanxi Liu(9)	107,551	*
Lisa Costa(9)	106,501	*
Barry Phelps(11)	417,233	*
Henry Maier(9)	105,736	*
Ana Dutra(9)	102,464	*
All directors and executive officers as a group (14 persons)	5,690,733	9.7%

* Less than 1%
(1)	The address for each of the officers and directors is c/o CarParts.com, Inc. at 2050 W. 190th Street, Suite 400, Torrance, California 90504.
(2)
Based on a Schedule 13G/A filed with the SEC on September 10, 2024, consists of 2,933,379 shares for which Blackrock, Inc. has sole voting and dispositive power. The business address of Blackrock, Inc. is 55 East 52nd Street, New York, NY 10055

CarParts.com, Inc.  51  2025 Proxy Statement

(3)	Based on a Schedule 13G filed with the SEC on November 12, 2024, The Vanguard Group beneficially owns shares of our common stock as follows:

Entity	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power	Aggregate Amount Beneficially Owned
The Vanguard Group	0	0	2,479,032	18,212	2,497,244

The business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355
(4)
Based on a Schedule 13G filed with the SEC on February 13, 2025, consists of 4,597,320 shares over which Oaktop Capital Management II, L.P. has sole voting and dispositive power. The business address of Oaktop Capital Management II, L.P. is One Main Street, Suite 202, Chatham, NJ 07928

(5)
Includes(i) 67,262 restricted stock unit shares vesting within 60 days of April 1, 2025; (ii) 193,540 shares issuable upon exercise of options which are exercisable, as of April 1, 2025 or within 60 days after such date, and (iii) 600,000 restricted stock award shares subject to vesting conditions.

(6)	Includes 300,000 restricted stock award shares subject to vesting conditions, and 41,004 restricted stock units vesting within 60 days of April 1, 2025.
(7)	Includes 250,000 restricted stock award shares subject to vesting conditions, and 35,537 restricted stock units vesting within 60 days of April 1, 2025.
(8)	Includes 380,000 restricted stock award shares subject to vesting conditions, and 18,750 restricted stock units vesting within 60 days of April 1, 2025.
(9)	Amount shown also includes 32,800 restricted stock units which are subject to vesting within 60 days of April 30, 2025.
(10)
Amount shown also includes 32,800 restricted stock units which are subject to vesting within 60 days of April 30, 2025 and 50,000 shares issuable upon exercise of options which are exercisable as of April 30, 2025 or within 60 days after such date.

(11)
Amount shown also includes 38,355restricted stock units which are subject to vesting within 60 days of April 30, 2025 and 70,000 shares issuable upon exercise of options which are exercisable as of April 30, 2025 or within 60 days after such date.

CarParts.com, Inc.  52  2025 Proxy Statement

Certain Relationships and Related Transactions
Since December 31, 2022, except as set forth below, there has not been, nor is there any proposed transaction where we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any director, director nominee, executive officer, holder of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than the compensation agreements and other agreements and transactions which are described in “Compensation Discussion and Analysis” and “Corporate Governance - Voting Agreements with Stockholders”.
Policies and Procedures for Related Party Transactions
Pursuant to the written charter of our Audit Committee originally adopted in January 2007 and most recently updated in August 2020, our Audit Committee is responsible for reviewing and approving all related party transactions and potential conflict of interest situations involving a principal stockholder, a member of the Board of Directors or senior management. In addition, our company policies require that our officers and employees avoid using their positions for purposes that are, or give the appearance of being, motivated by a desire for personal gain, and our policies further require that all officers and employees who have authority to initiate related party transactions provide a written report, on a quarterly basis, of all activities which could result in a conflict of interest or impair their professional judgment. All such written reports concerning related party transactions or conflicts of interest are submitted to, and reviewed by, our Chief Financial Officer and our Audit Committee.
Related Party Transactions
Indemnification Agreements. The Company has entered into indemnification agreements with the Company’s directors and executive officers. These agreements require the Company to indemnify these individuals to the fullest extent permitted under law against liabilities that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Company also intends to enter into indemnification agreements with the Company’s future directors and executive officers.
CarParts.com, Inc.  53  2025 Proxy Statement

PROPOSAL THREE:
Advisory Vote on Executive Compensation
As part of the Board's commitment to excellence in corporate governance, and as required by Section 14A(a)(1) of the Exchange Act, which was added under the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Board is providing our stockholders with an opportunity to approve, on an advisory (non-binding) basis, the compensation of our named executive officers (“NEOs”) as disclosed in this Proxy Statement in accordance with SEC rules.
Summary
We are asking our stockholders to provide advisory approval of the compensation of our NEOs, which consist of the Chief Executive Officer, Chief Financial Officer and next three highest paid executive officers, as described in the Compensation Discussion and Analysis section of this Proxy Statement and the related executive compensation tables. The Compensation Committee establishes, recommends and governs all of the compensation and benefits policies and actions for the NEOs. Consistent with our compensation philosophy, the compensation program of our NEOs has been designed to promote a performance-based culture and align the interests of executives with those of stockholders by linking a substantial portion of compensation to our performance. The program rewards superior performance and provides consequences for underperformance. The program is also designed to attract and retain highly-qualified executives who are critical to our success. We urge our stockholders to review the Compensation Discussion and Analysis section of this Proxy Statement and the related executive compensation tables for more information.
We emphasize pay-for-performance. Annual performance-based incentives play an important role in providing incentives to our executives to achieve and exceed short-term performance goals.
Based on our performance in 2024, we achieved the following objectives under our performance based annual incentive bonus plan:
•	Revenue was $588.8 million, which did not meet the minimum threshold established by the Compensation Committee of $687.8 million; and
•	Adjusted EBITDA was $(7.1) million, which did not meet the minimum target threshold established by the Compensation Committee of $15 million.
Based on our performance in 2024, we achieved the following relative shareholder returns under long term incentive performance-vesting restricted stock unit awards granted in 2024 (the “Performance Shares”):
•
Grants made in January 2024 to our NEOs did not meet the minimum relative total shareholder return for 2024 versus constituents of the Russell 2000 index (“Total Shareholder Return”), and therefore none of these Performance Shares vested.

We believe that our compensation programs are strongly aligned with the long-term interests of our stockholders. We provide pay that is highly leveraged toward equity in order to align total compensation with stockholder interests by encouraging long-term performance. Equity represents a key component of the compensation of our NEOs as a percentage of total target compensation. Specifically:
•	For our CEO, approximately 68.5% of target total compensation in 2024 was in the form of long-term equity; approximately 15.7% was base salary; and approximately 15.7% was short-term incentive; and
•
For our NEOs (other than the CEO), approximately 59.5% (on average) of target total compensation in 2024 was in the form of long-term equity; approximately 24.3% was base salary; and approximately 16.1% was short-term incentive.

CarParts.com, Inc.  54  2025 Proxy Statement

We are committed to having strong governance standards with respect to our compensation program, procedures and practices. Pursuant to our commitment to strong governance standards, the Compensation Committee is comprised solely of independent directors. The Compensation Committee has previously retained an independent compensation consultant to provide it with advice on matters related to executive compensation and assistance with preparing compensation disclosure for inclusion in our SEC filings.
We provide competitive pay opportunities that reflect best practices. The Compensation Committee continually reviews best practices in governance and executive compensation. In observance of such best practices, the Company:
•	Does not provide supplemental retirement benefits to the NEOs;
•	Maintains a stock ownership policy for our executives;
•	Maintains incentive compensation plans that do not encourage undue risk taking and align executive rewards with annual and long-term performance;
•	Has not engaged in the practice of re-pricing/exchanging stock options;
•	Does not provide for any “modified single trigger” severance payments to any NEO;
•	Does not provide any tax gross-up payments in connection with any Company compensation programs to any NEO;
•
Maintains an equity compensation program that has a long-term and performance focus, including equity awards that generally vest over a period of three years or which vest only if minimum performance and relative stock performance milestones are met;

•
Maintains compensation programs that have a strong pay-for-performance orientation. For example, in fiscal 2024, between the at-risk short-term bonus and incentive compensation and grants of equity compensation to NEO participants related to 3-year total shareholder return, (comprising approximately 38.4% of total direct compensation for our CEO and approximately 34.0% of total direct compensation for our NEOs (other than CEO)); and

•
Prohibits our directors or employees from engaging in short sales with respect to our securities, purchasing or pledging Company stock on margin and entering into derivative or similar transactions with respect to our securities.

The Board believes that the information provided above and within the Compensation Discussion and Analysis section of this Proxy Statement demonstrates that our executive compensation program was designed appropriately and is working to ensure that management's interests are aligned with our stockholders' interests to support long-term value creation.
The Board is asking our stockholders to cast a non-binding advisory vote on the following resolution:
“RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosure, in this Proxy Statement.”
The say-on-pay vote is advisory, and therefore, not binding on the Board or the Compensation Committee. While the resolution is non-binding, the Board and the Compensation Committee value the opinions that stockholders express in their votes and in any additional dialogue, and will consider the outcome of the vote and those opinions when making future compensation decisions. At our 2023 Annual Meeting of Stockholders, stockholders were asked to vote on the frequency of say-on-pay. In line with stockholder preference, the Board has approved an annual say-on-pay vote until the next say-on-pay frequency vote in 2029. Unless the Board modifies its determination on the frequency of future say-on-pay votes, the next such advisory vote will be held at the 2026 annual meeting of stockholders.
Our stockholders, by 88.9% of the votes cast, approved our say-on-pay proposal at our 2024 annual meeting.
CarParts.com, Inc.  55  2025 Proxy Statement

Vote Required
Approval of this Proposal Three requires the affirmative vote of a majority of the voting power of the stockholders present in person or by proxy and entitled to vote at the Annual Meeting and on the proposal. Abstentions will be counted as present and entitled to vote on the proposal and will therefore have the same effect as a vote against the proposal. Brokers do not have discretionary authority to vote on this proposal. Broker non-votes, if any, will have no effect on the vote.
Recommendation of Our Board of Directors

Our Board of Directors unanimously recommends that you vote “FOR” the advisory (non-binding) resolution approving the compensation of the Company’s named executive officers.

CarParts.com, Inc.  56  2025 Proxy Statement

Delinquent Section 16(A) Reports
Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and persons who own more than 10% of our common stock to file reports of their ownership and changes in ownership of our common stock with the SEC. Our employees prepare these reports for our directors and executive officers using information obtained from them and from our records. There were no delinquent Section 16(A) Reports during 2024.
Annual Report
A copy of our annual report on Form 10-K for the fiscal year ended December 28, 2024, (excluding the exhibits thereto) accompanies the proxy materials being mailed to all stockholders. The Annual Report is not incorporated into this proxy statement and is not considered proxy solicitation material. Stockholders may obtain a copy of the Annual Report and any of our other filings with the SEC, without charge, by writing to our Corporate Secretary, CarParts.com, Inc., 2050 W. 190th Street, Suite 400, Torrance, California 90504. The Annual Report on Form 10-K (including the exhibits thereto) is also available on the SEC’s website at www.sec.gov.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON June 13, 2025
AT THE OFFICES OF THE COMPANY LOCATED AT
2050 W. 190TH STREET, SUITE 400, TORRANCE, CALIFORNIA 90504.
This proxy statement and our annual report on Form 10-K for the year ended December 28, 2024 are also available at http://carparts.com/investor. We encourage you to access and review all of the important information contained in the proxy materials before voting. To obtain directions to be able to attend the stockholder meeting and vote in person, please contact our Corporate Secretary, at our principal executive offices at 2050 W. 190th Street, Suite 400, Torrance, California 90504 or by calling us at (424) 205-5512. You will also be required to register for the meeting at proxyvote.com to attend the meeting in person.
Additional Information
Stockholder Proposals Pursuant to Rule 14a-8
A stockholder seeking to have a proposal included in the Company’s proxy statement for our 2026 annual meeting of stockholders (the “2026 Annual Meeting”) must comply with Rule 14a-8 under the Exchange Act. Such stockholder proposals must be received by us not later than December 31, 2025 and must comply with the requirements of Rule 14a-8. Such stockholder proposals should be addressed to CarParts.com, Inc., Attn: Corporate Secretary, 2050 W. 190th Street, Suite 400, Torrance, California 90504.
Stockholder Proposals and Director Nominations
If a stockholder wishes to submit a proposal that is not intended to be included in our proxy statement under Rule 14a-8 of the Exchange Act, or wishes to nominate a person as a candidate for election to the Board, in accordance with the Bylaws, the stockholder must submit the proposal or nomination not earlier than February 13, 2026, and not later than 5:00 p.m., Pacific time, on March 15, 2026. Any such proposals or nominations must be submitted in accordance with the requirements specified in the Bylaws and, if applicable, Rule 14a-19 under the Exchange Act. Stockholders are advised to review the Bylaws carefully.
CarParts.com, Inc.  57  2025 Proxy Statement

Stockholders Sharing the Same Address
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single copy of Annual Meeting materials to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are stockholders will be “householding” the Company’s proxy materials. A single copy of the Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate copy of the Annual Meeting Materials, please notify your broker or the Company. Direct your written request to CarParts.com, Inc., Attn: Corporate Secretary, 2050 W. 190th Street, Suite 400, Torrance, California 90504 or contact the Company by telephone at (424) 205-5512. Stockholders who currently receive multiple copies of the Annual Meeting Materials at their addresses and would like to request “householding” of their communications should contact their brokers.
Other Business
The Board of Directors is not aware of any other matter which will be presented for action at the Annual Meeting other than the matters set forth in this proxy statement. If any other matter requiring a vote of the stockholders arises, it is intended that the proxy holders will vote the shares they represent as the Board of Directors may recommend. The enclosed proxy grants the proxy holders discretionary authority to vote on any such other matters properly brought before the Annual Meeting.
By Order of the Board of Directors

David Meniane
Chief Executive Officer
CarParts.com, Inc.  58  2025 Proxy Statement

Appendix A
Supplemental Financial Information
Non-GAAP Measures
The table below reconciles net loss to Adjusted EBITDA for the periods presented (in thousands):

	Fiscal Year Ended
	December 28, 2024	December 30, 2023
Net loss	$ (40,232)	$(8,223)
Depreciation & amortization	18,975	16,690
Amortization of intangible assets	121	36
Interest (income) expense, net	(301)	(636)
Income tax provision	267	145
EBITDA	$ (21,170)	$8,012
Stock compensation expense	$11,985	$ 11,675
Workforce transition costs(1)	773	—
Distribution center costs(2)	2,591	—
Adjusted EBITDA	$(5,821)	$ 19,687

(1)	We incurred workforce transition costs, primarily related to severance, as part of our recent workforce reductions.
(2)	We incurred certain non-recurring costs, primarily overlapping rent expense, attributable to moving to our new Las Vegas, Nevada distribution center.
CarParts.com, Inc.  59  2025 Proxy Statement

CARPARTS.COM, INC.
ATTN: CORPORATE SECRETARY
2050 W. 190TH ST.
SUITE 400
TORRANCE, CA 90504

**SCAN TO VIEW MATERIALS & VOTE**

**VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above**
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

**ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS**
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

**SHAREHOLDER MEETING REGISTRATION**
If you are a stockholder of record, you may vote in person at the meeting by requesting a ballot. To vote and/or attend the meeting, go to the "Attend a Meeting" link at www.proxyvote.com. Please note that you will need to print your admission ticket and bring a valid photo ID to attend the Annual Meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V74586-P29399

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**CARPARTS.COM, INC.**

| | For All | Withhold All | For All Except | To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. |
|---|---|---|---|---|
| 1. Election of the following Class I Directors. | ☐ | ☐ | ☐ | ______ |

**Nominees:**

01) Jim Barnes
02) Ana Dutra
03) Jay Greyson

**NOTE:** Such other business, if any, as may properly come before the Annual Meeting, or any adjournment, postponement or extension thereof.

**The Board of Directors recommends you vote FOR the above nominees and FOR proposals 2 and 3.**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

**If you plan to attend the meeting in person, please register and print an admission ticket in advance at www.proxyvote.com, following the instructions set forth in the proxy statement. You will need the 16-digit control number printed on the other side of this proxy card. Questions? Please contact us at 1-424-205-5512.**

V74587-P29399

**CARPARTS.COM, INC.**
**Annual Meeting of Stockholders**
**June 13, 2025 9:00 AM, PDT**
**This proxy is solicited by the Board of Directors**

The stockholder(s) hereby appoint(s) David Meniane and Ryan Lockwood, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of CARPARTS.COM, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, PDT on June 13, 2025, at CarParts.com, Inc., 2050 W. 190th St., Suite 400, Torrance, CA 90504, and any adjournment or postponement thereof.

**This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.**

**Continued and to be signed on reverse side**